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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

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LIFEPOINT HOSPITALS, INC.
(Name of Registrant as Specified in Its Charter)

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2015	PROXY STATEMENT	Notice of Annual Meeting of Stockholders
LIFEPOINT HOSPITALS, INC.		to be held on June 2, 2015

Last year our stock price increased by more than 36% for the second year in a row. We are confident successful execution of our strategic plan will continue to deliver long-term value for our stockholders.

April 22, 2015

Dear Fellow Stockholders:

It is my pleasure to invite you to attend the 2015 Annual Meeting of Stockholders, which is to be held on Tuesday, June 2, 2015 at 3:00 p.m. Central Daylight Time at the LifePoint Hospital Support Center, 330 Seven Springs Way, Brentwood, Tennessee 37027. The Annual Meeting is your opportunity to hear first-hand about the challenges and opportunities in healthcare and LifePoint's progress and performance in 2014. More importantly, it is your opportunity to have a say. I encourage you to sign and return your proxy card or vote by telephone or internet prior to the meeting to ensure that your voice is heard. You can find voting instructions on page 14.

Last year our stock price increased by more than 36% for the second year in a row. We believe this reflects our strengthened position as a leading company in the non-urban healthcare marketplace. We are situated to build on that advantage in each local community we serve today and in the future, creating long-term value for our stockholders.

During 2014, the business of non-urban healthcare continued to be characterized by ongoing challenges and emerging opportunities. Perhaps even more acutely than their urban counterparts, community hospitals face strong pressure to deliver excellent quality care, contain costs, recruit and retain outstanding physicians, enhance service lines and technology infrastructure, and offer comfortable, appealing, patient-friendly facilities — all of which are essential to building market share in the face of mounting competition from larger regional health systems.

In 2014's slow-growth economic environment, our LifePoint teams performed well in all of these areas. We successfully leveraged the benefits of healthcare reform, improved quality and patient safety performance, continued our strong record of disciplined growth through acquisitions, and optimized our organic growth initiatives to drive substantial profitability. This growth included a 21.9% increase in revenues, an 18.1% increase in adjusted EBITDA, and a 28.7% increase in adjusted diluted EPS. Historically, LifePoint's operating margins have ranked, and continue to rank, among the highest in our industry.

We achieved this success while continuing to deliver superior care to our patients; controlling costs; strengthening hospitals through investments in high quality services, exceptional talent and advanced technology; and effectively executing our acquisition and integration plans.

A significant factor in this success is our constant work to improve patient care, safety and satisfaction. This success is greatly enhanced by our innovative collaboration with Duke University Health System ("Duke"), both through Duke LifePoint Healthcare, our first-of-its-kind joint venture with Duke, which has become a national model for transforming the delivery of care to enhance quality and efficiency while reducing costs, and through our national quality program, which is improving the quality of care at every LifePoint hospital.

As a result of all of these efforts, we not only created significant value for our stockholders, but we also further differentiated LifePoint as the partner of choice for community hospitals.

We prepared extensively for healthcare reform — and benefited accordingly.

As a company, we believed that the impact of healthcare reform under the Affordable Care Act would be positive for hospitals that were prepared to make the most of opportunities that this new law presented. So, throughout 2013, we carefully laid the groundwork for such success, and we are pleased that these efforts paid off well for

LifePoint Hospitals, Inc. | 2015 Proxy Statement	1

LifePoint and its stockholders in 2014. In fact, the impact of healthcare reform exceeded our expectations throughout the year.

We operate in nine states that availed themselves of federal incentives to expand their Medicaid programs. In each state, we saw increases in Medicaid coverage and corresponding decreases in self-pay volumes, which translated into faster account resolution, stronger cash flow and fewer bad-debt write-offs.

Also, we were diligent in our community outreach efforts to raise awareness, educate the public and encourage uninsured consumers to enroll in marketplace coverage. We participated in health insurance exchange products in each of our markets and negotiated near-commercial rates in almost every state exchange. We provided certified application counselors in all our hospitals, complemented by toll-free phone assistance, to help people understand their options and enroll effectively. As a result, many previously uninsured consumers purchased coverage in the exchanges. The resulting increase in newly insured consumers added to expanded Medicaid coverage contributed measurably to our results for the year.

A linchpin of our strategy remains the pioneering partnership that we established with Duke.

As mentioned above, Duke LifePoint Healthcare, the joint venture formed in 2011, has become a national model for transforming the delivery of care to enhance quality and efficiency. This expanding partnership — in which Duke provides clinical expertise and resources and LifePoint serves as the managing partner for a growing network of affiliated hospitals — has become a meaningful driver of our external growth over the past three years. This truly differentiating partnership has made us even more attractive to community hospitals faced with the urgent imperatives of improving quality and efficiency and reducing costs. By joining our network, these hospitals can share in the benefits of Duke's formidable clinical expertise and outstanding quality while accessing LifePoint's financial resources and operational know-how.

The opportunity to be part of a community hospital system with such impressive resources and expertise strengthens our ability to recruit new physicians, who represent the lifeblood of non-urban hospitals. In turn, our demonstrated ability to recruit excellent physicians to such communities reinforces the attractiveness of Duke LifePoint to hospitals we target for acquisition.

Finally, the partnership has notably advanced our continuing efforts to improve the quality of care we deliver. Our collaboration with Duke in our national quality program has helped us to build a culture of quality that permeates our clinical services at every LifePoint hospital. Along with improving the experience for our patients, improving quality is a bottom-line issue for our hospitals today in an era when reimbursements from government payors are increasingly tied to outcomes.

Our acquisition pipeline, both within and outside the Duke LifePoint network, remains filled with attractive prospects. As always, we intend to pursue future transactions in a measured and disciplined way by focusing on building regional hospital networks, whose scale will enable us to provide better care close to home for people in the communities we serve, attract additional physicians and enhance operating leverage. By building and integrating the continuum of care within these networks, we are also developing the infrastructure for a value-based reimbursement system. As a result, we are confident of achieving our goals for improving quality and patient safety, as well as continuing to increase our revenues, Adjusted EBITDA, operating efficiency and profitability.

After careful and extensive consideration, we concluded that a few of our hospitals would be better positioned in the hands of an operator with greater critical mass in their markets. We took action in 2014 to divest those operations, which include a single hospital in Louisiana and three hospitals in northern Alabama. We have been proud to be integral parts of these communities over the years. These decisions were not easy but were made in the best interest of these hospitals and their communities.

Excellence in operations is a bar we continually raise for ourselves.

Our efficient operations not only improve the performance of our hospitals, but are also a valuable selling point to potential candidates for acquisition as we grow.

Last year, we advanced our ongoing efforts to increase our operating efficiency in several notable ways. Among other accomplishments, we completed the implementation of the shared services initiative launched in 2012 in all our hospitals. As part of this innovative arrangement, a third party provides supply procurement, supply chain management, accounts payable, revenue cycle and payroll services to our hospitals. Previously, our revenue cycle management had been decentralized to the local business offices of our individual hospitals. By centralizing these

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functions, we leverage expertise and manpower to resolve claims faster and more effectively. As we anticipated, we have seen measureable improvements in payment recoveries, including reductions in denials and underpayments, as the shared services initiative became more fully implemented, and we have increased our efficiency in supply procurement, supply chain management and payroll services as well.

We also continued to take advantage of financial incentives to implement electronic health records (EHR). All LifePoint hospitals have met the federal government's "meaningful use" criteria and have qualified for all eligible incentive payments from the Centers for Medicare and Medicaid Services. Last year, these efforts contributed approximately $71.9 million in other income. This success has helped us to realize other, more vital benefits as well: by improving the flow of information within our hospitals and between hospitals and the physicians who practice there, EHRs improve efficiency over the longer term and result in better patient care.

Our industry remains buffeted by ongoing challenges. We're not only addressing them; we're turning them into opportunities.

Despite the overall positive impact of Medicaid expansion and insurance coverage via the Affordable Care Act, the challenges for non-urban hospitals remain formidable. The dynamics of health reform, including the movement from inpatient to outpatient services has adversely affected the financial performance of many community hospitals. That, in turn, makes the already imposing challenge of recruiting excellent physicians to non-urban areas even more difficult. Without an ongoing supply of excellent physicians, developing and sustaining a strong reputation for clinical quality is challenging. And, without a reputation for quality, it's difficult for community hospitals to stem the migration of patients to larger, more distant competitors.

Over the years, LifePoint has demonstrated the ability to address all of these challenges successfully, strengthening local hospitals and, in the process, the health (both physical and economic) of our communities. That track record creates a competitive advantage that goes far beyond our 65 hospital campuses. It has positioned us for growth and success across the country. With the strong balance sheet and ready access to capital that we have, we are able to improve our service offerings and facilities to meet the demands of today's marketplace, as well as tomorrow's. As non-urban hospitals and hospital systems look for the expertise and resources they need to thrive, LifePoint stands out as the partner of choice.

Now, more than ever, LifePoint offers a distinctive value proposition to hospitals, physicians and communities alike: an experienced group of healthcare operators executing a proven plan built around disciplined growth strategies, a strong balance sheet, continually improving operational excellence, investments in our people and, throughout our organization, an unsurpassed emphasis on quality. We are confident successful execution of this value proposition and effective deployment of our capital will continue to deliver long-term value for our stockholders.

We are excited about the opportunities ahead. As we work to seize them, we remain ever grateful for your support and your investment.

Sincerely yours,

WILLIAM F. CARPENTER III

Chairman and Chief Executive Officer

LifePoint Hospitals, Inc. | 2015 Proxy Statement	3

April 22, 2015

Dear Fellow Stockholders:

The Board of Directors is pleased to be stewards of LifePoint Hospitals and believes that accountability to our stockholders is a mark of good governance. The Board strives to govern the Company in a prudent and transparent manner to help the Company achieve sustainable operating and financial performance, and to deliver long-term value for our stockholders. We focus our attention on overseeing the Company's financial performance, business strategies, risk management, quality of care initiatives and patient outcomes, talent development and succession planning. We also believe that, as a Board, we are responsible for helping to establish the right leadership and tone from the top, one that permeates throughout the entire organization. We are committed to helping create a culture that is consistent with our High Five Guiding Principles of (i) delivering high quality patient care; (ii) supporting physicians; (iii) creating excellent workplaces for our employees; (iv) strengthening our hospitals' role in their communities; and (v) ensuring fiscal responsibility.

Over the last few years, based in large part on feedback from our stockholders, the Board has spent a significant amount of time modifying our executive compensation program to further reinforce the link between pay and performance and continue to align our executive compensation programs with stockholders' long-term interests. We were pleased by our stockholders' positive response to these very significant modifications at our 2014 annual meeting when they approved our "say-on-pay" proposal with a 96% vote. I encourage you to read the Compensation Discussion and Analysis section of the Proxy Statement beginning on page 31 for details of our executive compensation programs.

The Board also continually assesses and enhances its corporate governance processes. The Company has been committed to building long-term stockholder value since its formation in 1999 and believes that continuing to enhance our sound corporate governance practices contributes to our ability to deliver on this committment. As it does each year, the Corporate Governance and Nominating Committee spent considerable time in 2014 reviewing emerging governance issues and considering governance "best practices" within healthcare companies and other public companies with the advice of counsel.

During 2014, the Board unanimously approved an amendment to our Corporate Governance Standards which adopts a form of majority voting for the election of our Directors. Please read the "Corporate Governance" section of the Proxy Statement beginning on page 24 for more details about this new policy, as well as our other positive corporate governance practices.

The Board continues to evolve as well. We remain committed to ensuring that the Board is composed of a highly capable and diverse group of Directors who are well-equipped to oversee the success of the business and effectively represent the interests of our stockholders.

In late 2013 and continuing into 2014, the Corporate Governance and Nominating Committee began a director recruitment process in anticipation of the mandatory retirement over the next few years of certain of our Directors due to the age limitation requirement in our By-Laws. A significant amount of time was devoted to considering the Company's needs with respect to the qualifications and skills of potential Director nominees. The Committee interviewed a number of well-qualified candidates and, following careful deliberation of these candidates and the Company's requirements, nominated Reed V. Tuckson M.D. as a Director. Dr. Tuckson, who was elected to the Board in April 2014, has extensive experience both as a healthcare provider and as a senior executive with a large payor, in addition to his service as the Commissioner of Public Health for the District of Columbia.

More recently, on April 15, 2015, the Corporate Governance and Nominating Committee nominated, and the Board elected, Marilyn B. Tavenner as a Director. Ms. Tavenner has a wealth of healthcare knowledge, including executive, government and for-profit hospital leadership experience, in addition to clinical expertise. Ms. Tavenner

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served most recently as the Administrator of the Centers for Medicare and Medicaid Services, where she played a major role in the implementation of the Affordable Care Act while overseeing the country's largest health insurance programs, including the new health insurance exchanges created by the Affordable Care Act. Dr. Tuckson and Ms. Tavenner are tremendous additions to our Board and, I believe, are indicative of the Company's positive reputation and continued important role in the future of healthcare.

Finally, on a personal note, I have reached the mandatory retirement age for Directors as set forth in the Company's By-Laws and will not be standing for re-election at this Annual Meeting. It has truly been an honor to serve the Company and its stockholders for the past 13 years. I am confident that with the existing transparency and collaboration between the Company's highly functioning Board of Directors and its extremely talented executive leadership team, LifePoint will continue to be profitable and successful in the coming years.

Sincerely,

Owen G. Shell, Jr.
 Lead Director

LifePoint Hospitals, Inc. | 2015 Proxy Statement	5

6	2015 Proxy Statement | LifePoint Hospitals, Inc.

LifePoint Hospitals, Inc. | 2015 Proxy Statement	7

April 22, 2015

NOTICE OF 2015 ANNUAL MEETING OF STOCKHOLDERS

Date and Time:	June 2, 2015 at 3:00 p.m. Central Daylight Time
Place:	LifePoint Hospital Support Center 330 Seven Springs Way Brentwood, Tennessee 37027
Items of Business:	Item 1:	Elect three nominees as Class I directors of the Company;
	Item 2:	Ratify the selection of Ernst & Young LLP as the Company's independent registered public accounting firm for 2015;
	Item 3:	Approve, on a non-binding advisory basis, compensation of the Company's named executive officers;
	Item 4:	Approve an amendment to the Company's 2013 Long-Term Incentive Plan; and
	Item 5:	Transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.
Record Date:
Friday, April 10, 2015. Only the Company's stockholders of record as of the close of business on that date are entitled to receive this notice and vote at the Annual Meeting and at any adjournments or postponements of the Annual Meeting.
Proxy Voting:
Your vote is very important, regardless of the number of shares you own. We urge you to promptly sign and return the enclosed proxy card or to use telephone or internet voting. Please see the section titled "Proxy Statement" on page 14 for information about voting by telephone or internet, how to revoke a proxy and how to vote shares in person.

By Order of the Board of Directors,

CHRISTY S. GREEN Vice President, Associate General Counsel and Corporate Secretary
8	2015 Proxy Statement | LifePoint Hospitals, Inc.

PROXY SUMMARY

Proxy Summary

This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information that you should consider and you should read the entire Proxy Statement before voting. For more information about the Company's business and details about the Company's 2014 performance highlights and the financial measures mentioned in this Proxy Statement, including an explanation and reconciliation of "Adjusted EBITDA" (a non-GAAP measure), which we define as earnings before depreciation and amortization; interest expense, net; impairment charges; debt transaction costs; gain on settlement of pre-acquisition contingent obligation; provision for income taxes; income from discontinued operations, net of income taxes; and net income attributable to noncontrolling interests and redeemable noncontrolling interests, please see the Annual Report on Form 10-K for the year ended December 31, 2014 (the "2014 Annual Report on Form 10-K"), particularly the sections entitled "Business," "Selected Financial Data" and "Management's Discussion and Analysis of Financial Condition and Results of Operations," available on the Company's website.

2014 Financial Highlights (page 33)

Key Financial Metrics	FY 2014 Results	FY 2013 Results	% Increase

Revenues	$4,483.1 million	$3,678.3 million	21.9%

Adjusted EBITDA	$634.2 million	$537.0 million	18.1%

Adjusted Diluted EPS	$3.45(1)	$2.68	28.7%

Stock Price as of 12/31	$71.91	$52.84	36.1%

(1)
Including the impact of impairment charges totaling $57.7 million, $35.9 million net of income taxes, or $0.76 loss per diluted share related to the divestiture of four hospitals, our 2014 Diluted EPS was $2.69.

Consideration of 2014 Say-on-Pay Vote

At our Annual Meeting of Stockholders in June 2014 our stockholders expressed their strong support for our executive compensation program with 96% of the votes cast in favor of our "say-on-pay" proposal. We believe this was a direct result of the extensive stockholder outreach effort that the Company undertook following the 2013 vote and the subsequent changes made to the Company's executive compensation program. Consistent with the Company's pay-for-performance approach, the Compensation Committee has continued to examine our executive compensation program to ensure alignment between the interests of our executives and our stockholders.

2014 Changes to Executive Compensation Program

The key changes our Compensation Committee made to our 2014 executive compensation program include the following:

  •
  Aligned long-term executive performance compensation with long-term stockholder value — Elected to utilize relative total shareholder return ("TSR") as the sole performance metric to determine what amount, if any, of the performance-based restricted stock units ("RSUs") will be earned by the Company's named executive officers ("Named Executive Officers" or "NEOs").
  •
  Changed long-term incentive criteria — Tied a majority of the NEOs' target long-term compensation (performance-based RSUs) to the Company's three-year annualized TSR relative to the S&P GICS Sub-Industry: Healthcare Facilities with over $500 million in revenues ("TSR Peer Index").
  •
  Increased performance period for RSUs — The performance-based RSUs are earned only after the three-year performance period and only if the Company meets or exceeds the established three-year annualized TSR thresholds relative to the TSR Peer Index.
  •
  Eliminated overlap of performance targets for annual cash incentive versus long-term incentives — Payout of annual cash incentive awards will be based on achievement of annual financial and operational targets while vesting of performance-based RSUs will be tied solely to three-year annualized TSR relative to the TSR Peer Index.
LifePoint Hospitals, Inc. | 2015 Proxy Statement	9

PROXY SUMMARY

2014 Executive Compensation Program Highlights (page 34)

The Company's executive compensation program is designed to ensure an appropriate linkage between executive pay, Company performance and stockholder results. 2014 total direct compensation included the following elements:

  •
  Base Salary — NEO base salaries increased in 2014 based on each executive's individual achievements in 2013 and, with respect to Messrs. Murphy and Bumpus, also because their base salaries were below the market median for comparable executives in our peer group.
  •
  Annual Cash Incentive Award — NEOs earned more than their target annual cash incentive award because the Company met or exceeded all of its 2014 performance targets.
  •
  Performance-Based RSUs — 2014 performance-based RSUs remain unearned because the three-year performance period ends on December 31, 2016.
  •
  Stock Options — One-third of options granted in 2014 vested in February 2015.

The charts below illustrate the percentage breakdown of 2014 total direct compensation for the CEO and the average total direct compensation of the other NEOs. Consistent with our pay-for-performance philosophy, approximately 91% of the CEO's total direct compensation, and approximately 87% of the average total direct compensation of the other NEOs, was performance-based.

2014 CEO Total Direct Compensation	2014 Average Other NEO Total Direct Compensation

*  The percentages shown are based on grant-date fair value; however, the performance-based RSUs remain unearned since the three-year performance period does not end until December 31, 2016. One-third of the options granted vested in February 2015, however, none have been exercised.

Executive Compensation Practices

What We Do

•
Pay for Performance — A high percentage of our NEO compensation is at-risk.
•
Stock Ownership Guidelines — We maintain stock ownership guidelines for our NEOs.
•
Peer Market Data — The Compensation Committee reviews peer group market data when making executive compensation decisions.
•
Tally Sheets — The Compensation Committee reviews tally sheets when making executive compensation decisions.
•
Double Trigger — Under our Change of Control Plan, cash severance payments are made only if double trigger provisions are met.
•
Compensation Limits — We use caps on potential incentive payments and multiple performance targets to limit our NEOs' aggregate compensation.
•
Recoupment — We have a clawback policy applicable to restatements of financial results as a result of fraud.
•
Review of Share Utilization — We annually evaluate share utilization.
•
Independent Compensation Consultant — The Compensation Committee utilizes an independent compensation consultant.
•
Risk Mitigation — We have robust board and management processes to identify and mitigate risks.
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PROXY SUMMARY

What We Don't Do

•
No Employment Contracts — We do not have employment agreements with our NEOs.
•
No Supplemental Executive Retirement Plans — We do not provide a separate supplemental executive retirement plan to our NEOs.
•
No Repricing of Stock Options — We do not grant stock option awards with reload features and we do not reprice stock options.
•
No Hedging — Hedging by our directors, officers and all employees located at the Hospital Support Center is prohibited.
•
Anti-Pledging — Pledge arrangements are generally prohibited. No pledge arrangements are currently in place.
•
No Perquisites — We do not provide any perquisites such as cars or car allowances, club membership, financial planning or tax preparation assistance.

2014 Governance Highlights (page 24)

We regularly review our corporate governance practices to ensure effective collaboration of management and our Board to yield the best possible value for stockholders. Highlights of our governance approach include:

Recent Updates

  >    Addition of independent directors in April 2014 and April 2015

  >    Changes to our executive compensation program (see page 35 for details)

  >    Amendment to our Corporate Governance Standards, adopting a form of majority voting (see page 26 for details)

Board of Directors

  >    Independent Lead Director

  >    Ten Directors; nine are independent

  >    Committee members are independent (except Quality Committee, which is chaired by our CEO)

  >    Executive sessions of independent Directors at each regularly-scheduled meeting

  >    All Directors, except Ms. Tavenner, who was recently elected to the Board, attended over 75% of all Board and committee meetings in 2014

  >    All Directors, except Ms. Tavenner, who was recently elected to the Board, own Company stock in accordance with our stock ownership guidelines

  >    Policy limiting membership on other public company boards

  >    Regular succession planning

  >    Regular Board and Committee self-assessments and individual Director evaluations

  >    No former employees serve as Directors

LifePoint Hospitals, Inc. | 2015 Proxy Statement	11

PROXY SUMMARY

Director Nominees and Continuing Directors (page 16)

The following table provides summary information about each Director Nominee and continuing Director. Directors are divided into Classes, with each Class serving a three-year term. Stockholders are voting on the Class I Directors who, if elected, will serve until the annual meeting in 2018.

Name	Age	Director Since	Primary Occupation	Other Public Company Boards

DIRECTOR NOMINEES — CLASS I — TERM EXPIRES 2018

Marguerite W. Kondracke*	69	2007	Former president and chief executive officer, America's Promise Alliance	2

John E. Maupin, Jr.*	68	1999	Former president and chief executive officer, Morehouse School of Medicine	2

Marilyn B. Tavenner*[1]	63	2015	Former Administrator, Centers for Medicare and Medicaid	0

RETIRING DIRECTOR — CLASS I — TERM EXPIRES 2015

Owen G. Shell, Jr.*[2]	78	2002	Former president, Asset Management Group of Bank of America Corporation	0

CONTINUING DIRECTORS — CLASS II — TERM EXPIRES 2016

Gregory T. Bier*	68	2008	Former managing partner — Deloitte & Touche LLP (Cincinnati office)	1

DeWitt Ezell, Jr.*	76	1999	Former Tennessee state president — BellSouth Corporation	0

Reed V. Tuckson*[3]	64	2014	Managing Director, Tuckson Health Communications, LLC	3

CONTINUING DIRECTORS — CLASS III — TERM EXPIRES 2017

William F Carpenter III	60	2006	Chairman and Chief Executive Officer, LifePoint Hospitals, Inc.	0

Richard H. Evans*	70	2000	Chairman, Evans Holdings, LLC	0

Michael P. Haley*	64	2005	Advisor, Fenway Partners, LLC	3

*
Independent Director
1
Ms. Tavenner was elected to the Company's Board of Directors effective April 15, 2015.

2
Lead Director. Mr. Shell has reached the mandatory retirement age for Directors set forth in the Company's Fifth Amended and Restated By-Laws (the "By-Laws") and will not stand for re-election at the Annual Meeting.

3
Dr. Tuckson was elected to the Company's Board of Directors effective April 3, 2014.

2015 Annual Meeting of Stockholders

• Date and Time: June 2, 2015, 3:00 p.m. Central Daylight Time	• Record Date: April 10, 2015
• Place: LifePoint Hospital Support Center 330 Seven Springs Way Brentwood, Tennessee 37027	• Meeting Web- cast: www.LifePointHospitals.com/investor-relations/
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PROXY SUMMARY

Voting Matters and Board Recommendations

Agenda Item	Our Board's Recommendation	Page Reference (for more detail)

1. Election of Directors Each director nominee has an established record of accomplishment in areas relevant to overseeing the Company's current business. Each possesses qualifications and characteristics that are essential to a well-functioning and deliberative governing body.	FOR each Director Nominee	15

2. Ratification of Selection of Independent Registered Public Accounting Firm As a matter of good corporate governance, the Board is asking stockholders to ratify the selection of Ernst & Young LLP as the Company's independent registered public accounting firm for 2015.	FOR	57

3. Advisory Vote to Approve Executive Compensation The Board is asking stockholders to approve, on a non-binding advisory basis, the compensation of the Company's named executive officers as disclosed in this proxy statement.	FOR	59

4. Approval of an Amendment to the Company's 2013 Long-Term Incentive Plan (the "2013 Plan") The Board is asking stockholders to approve an amendment to the 2013 Plan to increase the number of shares that are available for the future grant of awards under the 2013 Plan.	FOR	60

Review Your Proxy Statement and Vote in One of Four Ways:

VIA THE INTERNET Visit the website listed on your proxy card or notice of internet availability of proxy materials	BY TELEPHONE Call the telephone number on your proxy card or notice of internet availability of proxy materials
BY MAIL Sign, date and return your proxy card in the enclosed envelope	IN PERSON Attend the Annual Meeting and vote in person

Important Dates for 2016 Annual Meeting of Stockholders (page 65)

•
Stockholder proposals submitted for inclusion in our 2016 proxy statement pursuant to SEC Rule 14a-8 must be received by us by December 24, 2015.
•
Notice of stockholder proposals to be raised from the floor of the 2016 Annual Meeting of Stockholders outside of SEC Rule 14a-8 must be received by us by March 4, 2016.
LifePoint Hospitals, Inc. | 2015 Proxy Statement	13

PROXY STATEMENT

Proxy Statement

As a holder of common stock ("Common Stock") of LifePoint Hospitals, Inc. (the "Company," "we," "us" or "our"), this Proxy Statement is available to you on the Internet or, upon your request, will be delivered to you by mail or email in connection with the solicitation of proxies by the Board of Directors of the Company to be voted at the 2015 Annual Meeting of Stockholders to be held on Tuesday, June 2, 2015 at 3:00 p.m. Central Daylight Time at the LifePoint Hospital Support Center, 330 Seven Springs Way, Brentwood, Tennessee 37027 (the "Annual Meeting"), and at any adjournments or postponements thereof. Distribution of the Notice of Internet Availability of Proxy Materials is scheduled to begin on or about April 22, 2015.

Only owners of record of shares of Common Stock as of the close of business on April 10, 2015, the record date, are entitled to notice of, and to vote at, the Annual Meeting or at any adjournments or postponements of the Annual Meeting. Each owner of record on the record date is entitled to one vote for each share of Common Stock held. On April 10, 2015, there were 44,305,383 shares of Common Stock issued and outstanding.

During normal business hours from May 22, 2015 to June 1, 2015, we will make available a list of stockholders of record as of the close of business on April 10, 2015 for inspection by stockholders for any purpose related to the meeting at the Company's principal place of business, 330 Seven Springs Way, Brentwood, Tennessee 37027. The list will also be available to stockholders for any such purpose at the Annual Meeting.

You can ensure that your shares are voted at the Annual Meeting by submitting your voting instructions by telephone or by Internet, or if you requested a hard copy of the proxy materials, by completing, signing, dating and returning the proxy card accompanying the materials in the envelope provided to you. Submitting your voting instructions or proxy by any of these methods will not affect your right to attend and vote at the Annual Meeting. We encourage stockholders to submit proxies in advance of the Annual Meeting. A stockholder who gives a proxy may revoke it at any time before it is exercised by voting in person at the Annual Meeting, by delivering a subsequent proxy or by notifying the inspectors of election in writing of such revocation. If your shares of Common Stock are held for you in a brokerage, bank or other institutional account, you must obtain a proxy from that entity and bring it with you to hand in with your ballot in order to be able to vote your shares at the Annual Meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 2, 2015

The Notice of Internet Availability of Proxy Materials and the Proxy Statement are available under the "Investor Relations — Proxy Statements and Annual Reports" section of the Company's website at www.LifePointHospitals.com.

14	2015 Proxy Statement | LifePoint Hospitals, Inc.

ELECTION OF DIRECTORS (PROPOSAL 1)

PROPOSAL 1: ELECTION OF DIRECTORS

Upon the recommendation of the Corporate Governance and Nominating Committee of the Board of Directors, which consists entirely of independent directors, the Company's Board of Directors has nominated three directors for election at the Annual Meeting to hold office until the annual meeting of stockholders in 2018 or until their successors have been elected and qualified.

Election of Directors

The Company's Board of Directors currently consists of ten members, nine of whom are independent. The Company's Amended and Restated Certificate of Incorporation provides that the Board of Directors shall be divided into three classes of as nearly equal size as possible. One-third of the directors are elected each year. Our Corporate Governance Standards provide that, in an uncontested election, any Director nominee who receives a greater number of votes "withheld" from his or her election than votes "for" such election shall submit to the Board a letter of resignation for consideration by the Governance and Nominating Committee, which shall recommend to the Board the action to be taken with respect to such resignation.

Director Nomination Process

Board Nominations

The Corporate Governance and Nominating Committee is responsible for identifying and evaluating nominees for any director position and for recommending to the Board of Directors a slate of nominees for election at each annual meeting of stockholders. Nominees may be suggested by directors, members of management, stockholders or, in some cases, by a third-party firm. The Corporate Governance and Nominating Committee will evaluate all potential nominees in the same manner.

Stockholder Nominations

The information required to be provided by a stockholder nominating a candidate for the Board of Directors is set forth in the Company's By-Laws. The deadlines for timely submission by stockholders of persons for election as directors (other than persons nominated by or at the direction of the Board of Directors) at the 2016 annual meeting of stockholders is described in this Proxy Statement under the caption "Additional Information — Other Stockholder Proposals for Presentation at the 2016 Annual Meeting." The Corporate Governance and Nominating Committee will consider nominations by any Company stockholder of record who is entitled to vote at the applicable meeting and who has complied with the notice procedures set forth in the Company's By-Laws.

Nominations by stockholders of persons for election to the Board of Directors also may be made at a special meeting of stockholders if the stockholder's notice required by the Company's By-Laws is delivered not later than the close of business on the later of 90 days prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.

Director Evaluations

Prior to nominating any director for additional terms, the Corporate Governance and Nominating Committee conducts an annual performance evaluation of the Board of Directors, its committees and the directors, including the Lead Director and the Chairman and Chief Executive Officer. As part of this process, Paul D. Gilbert, the Company's Executive Vice President, Chief Legal Officer and Corporate Governance Officer, interviews each director privately in an effort to identify any concerns that have not otherwise been identified in the evaluations. Additionally, the Corporate Governance and Nominating Committee receives a verbal report from Mr. Gilbert regarding any matters of concern found through his review of detailed background checks conducted by a third party. The Corporate Governance and Nominating Committee also considers a number of subjective, objective, qualitative and quantitative factors before recommending any nominee to the Board of Directors.

LifePoint Hospitals, Inc. | 2015 Proxy Statement	15

ELECTION OF DIRECTORS (PROPOSAL 1)

Director Qualifications

The general experience, qualifications, attributes and skills established by the Corporate Governance and Nominating Committee for directors are included in the Company's Corporate Governance Standards, which may be found under the "Investor Relations — Corporate Governance" section of our website at www.LifePointHospitals.com. The Company believes that directors should possess the highest personal and professional ethics, integrity and values and be committed to representing the long-term interests of the stockholders. They must also have an inquisitive and objective perspective, practical wisdom and sound judgment. The Company endeavors to have a Board of Directors with diverse experience.

Information regarding each director's specific experience, qualifications, attributes and skills that led to the conclusion that the person should serve as a director of the Company is presented below.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" ALL OF THE NOMINEES.

Nominees for Election: Class I Directors — Term will expire in 2018

Director since: 2007 Independent	Marguerite W. Kondracke Age: 69 Director since 2007

Ms. Kondracke brings to the Board of Directors experience in dealing with the legislative and executive branches of government and executive experience in healthcare and other caregiving services, including experience as a chief executive officer.

Ms. Kondracke served as president and chief executive officer of America's Promise Alliance, a not-for-profit children's advocacy organization, from October 2004 until her retirement in May 2012. Prior to that time, Ms. Kondracke served as special assistant to U.S. Senator Lamar Alexander, as well as the staff director, Senate Subcommittee on Children and Families, between April 2003 and September 2004. From September 2001 to March 2003, Ms. Kondracke served as president and chief executive officer of The Brown Schools, a leading provider of behavioral services for adolescents. Ms. Kondracke is the co-founder, former chief executive officer and current board member of Bright Horizons Family Solutions, LLC (NYSE: BFAM), which provides childcare and other workplace services for employers and families. In addition, Ms. Kondracke is currently a member of the board of directors of Rosetta Stone, Inc. (NYSE: RST), a provider of technology-based language learning solutions. Her prior experience includes having served as Commissioner of Human Services for the State of Tennessee, where her responsibilities included making eligibility determinations for the state's Medicaid program. She earlier served in various leadership capacities for the Tennessee Department of Public Health. Her prior board experience includes service on the board of directors of Saks, Inc. from 1996 until its acquisition in November 2013, and with the board of trustees of Duke University and Duke University Medical Center.

16	2015 Proxy Statement | LifePoint Hospitals, Inc.

CONTINUING DIRECTORS

Director since: 1999 Independent	John E. Maupin, Jr. Age: 68 Director since 1999

Dr. Maupin brings to the Board of Directors diverse experience as an executive in academic medicine, public health and ambulatory healthcare, as well as experience in dealing with the legislative and executive branches of government and agencies within the U.S. Department of Health and Human Services.

Dr. Maupin served as president and chief executive officer of Morehouse School of Medicine from July 2006 until his retirement in June 2014. From July 1994 through June 2006, he was president and chief executive officer of Meharry Medical College. His other senior administrative positions have included executive vice president and chief operating officer of the Morehouse School of Medicine; chief executive officer of Southside Healthcare, Inc., Atlanta, Georgia; and Deputy Commissioner for Medical Services, Baltimore City Health Department, Baltimore, Maryland. Dr. Maupin has served on numerous health-related advisory councils and scientific panels. Most notably, in 2010, Dr. Maupin was appointed to the National Healthcare Workforce Commission, which was created by the Patient Protection and Affordable Care Act to serve as a national advisory resource to the U.S. Congress and President. Dr. Maupin is a director of HealthSouth Corporation (NYSE: HLS), a post-acute healthcare management company, and Regions Financial Corporation (NYSE: RF), a bank holding company. He also serves as a director/trustee for VALIC family of funds, a group retirement fund complex, and serves on the boards of America's Promise Alliance and the Development Authority of Fulton County.

Director since: 2015 Independent	Marilyn B. Tavenner Age: 63 Director since 2015

Ms. Tavenner brings to the Board of Directors her extensive executive and financial experience in the healthcare industry, including expertise in Medicare, Medicaid, healthcare exchanges and the Affordable Care Act, as well as leadership and clinical experience managing investor-owned healthcare providers.

Marilyn Tavenner served as Administrator of the Centers for Medicare and Medicaid Services (CMS) from May 2013 to February 2015. She served as CMS Acting Administrator from the time of her nomination by President Obama in December 2011 until her confirmation by Congress in May 2013 and as Principal Deputy Administrator of CMS from February 2010 to December 2011. From January 2006 to February 2010, Ms. Tavenner served as Secretary of Health and Human Resources of the Commonwealth of Virginia. Prior to her government service, Ms. Tavenner was employed by Hospital Corporation of America (HCA) beginning in 1981 in a number of capacities, most recently as President of HCA's Outpatient Services Group from January 2004 to January 2006. Prior to that time, Ms. Tavenner had served as a Division President, Market President, hospital CEO and Director of Nursing for HCA. Ms. Tavenner has served on the Boards of several organizations, including the American Hospital Association and the Greater Richmond Partnership, which attracts business to the city and its surrounding counties.

LifePoint Hospitals, Inc. | 2015 Proxy Statement	17

CONTINUING DIRECTORS

Retiring Director

Mr. Shell, who is a Class I Director, is not standing for re-election due to the age requirement in the Company's By-Laws and his term will expire immediately following the Annual Meeting.

Director since: 2002 Independent Lead Director	Owen G. Shell, Jr. Age: 78 Director since 2002

Mr. Shell brings to the Board of Directors his perspective from several years as Lead Director and non-executive Chairman of the Company, as well as his decades of financial experience as an executive in a highly regulated industry.

Mr. Shell has served as the Company's Lead Director since December 2010 and served as non-executive Chairman of the Company's Board of Directors from 2006 to December 2010. Mr. Shell has over 40 years of financial experience as an executive in the banking industry. He served as president of the Asset Management Group of Bank of America Corporation from November 1996 until his retirement in June 2001. From 1986 through 1996, Mr. Shell served as the president of Bank of America for the Tennessee region. Prior to that, Mr. Shell held several positions, including chairman, president and chief executive officer of First American National Bank in Nashville, Tennessee. From 2004 to 2007, Mr. Shell served as a director of Central Parking Corporation, the nation's largest parking services provider at the time.

Continuing Directors

Stockholders are not voting at this Annual Meeting on the election of Class II or Class III directors, who will continue to serve as directors until the annual meeting of stockholders in the year indicated or until their successors are elected and qualified.

Class II Directors — Term will expire in 2016

Director since: 2008 Independent	Gregory T. Bier Age: 68 Director since 2008

Having been a certified public accountant for over three decades, Mr. Bier brings to the Board of Directors financial expertise, public company accounting experience and experience with auditing of healthcare service providers.

Mr. Bier was the managing partner of the Cincinnati office of Deloitte & Touche LLP from 1998 until his retirement in 2002. In 1968, he joined Haskins & Sells, which later became a part of Deloitte & Touche, and he became a certified public accountant in 1970. Mr. Bier currently serves as a director of Cincinnati Financial Corporation (NASDAQ: CINF), a public company that markets commercial, personal and life insurance through independent insurance agencies, and previously served on the audit committee of Mercy Health (formerly, Catholic Health Partners), one of the largest not-for-profit health systems in the United States, from 2002 to 2007.

18	2015 Proxy Statement | LifePoint Hospitals, Inc.

CONTINUING DIRECTORS

Director since: 1999 Independent	DeWitt Ezell, Jr. Age: 76 Director since 1999

Mr. Ezell brings to the Board of Directors decades of executive experience with regulated industries and experience with a large healthcare payor.

Mr. Ezell served for over 37 years in various positions, including engineering, regulatory and public relations, with BellSouth Corporation, a communications services company, and served as the state president of Tennessee for BellSouth Corporation from January 1990 until his retirement in April 1999. Mr. Ezell served as the chairman of the board of BlueCross BlueShield of Tennessee, a non-profit health insurance company, from 2005 until April 2009.

Director since: 2014 Independent	Reed V. Tuckson Age: 64 Director since 2014

Dr. Tuckson brings to the Board of Directors a vast amount of experience as a healthcare executive, with a history of creating new systems to improve quality and efficiency in the delivery of healthcare services.

Dr. Tuckson serves as the managing director of Tuckson Health Connections, LLC, a private health and medical care consulting business that brings people and ideas together to promote optimal health outcomes. From December 2006 to March 2014, Dr. Tuckson served as the executive vice president and chief of medical affairs of UnitedHealth Group. Dr. Tuckson's prior experience includes service as senior vice president, professional standards, for the American Medical Association, president of the Charles R. Drew University of Medicine and Science, senior vice president for programs of the March of Dimes Birth Defects Foundation and Commissioner of Public Health for the District of Columbia. Dr. Tuckson serves on the board of directors of CTI BioPharma Corp. (NASDAQ: CTIC), a biopharmaceutical company, and Neptune Technologies & Bioressources Inc. (NASDAQ: NEPT), a Canadian biotechnology company as well as its subsidiary, Acasti Pharma Inc. (NASDAQ: ACST), a Canadian biopharmaceutical company. In addition, Dr. Tuckson currently serves on the board of directors of the American Telemedicine Association, Howard University, the Alliance for Health Reform, the Arnold P. Gold Foundation for Humanism in Medicine and the Advisory Committee for the National Chair for Complimentary and Integrative Health at the National Institutes of Health.

LifePoint Hospitals, Inc. | 2015 Proxy Statement	19

CONTINUING DIRECTORS

Class III Directors — Term will expire in 2017

Director since: 2006 Chairman and Chief Executive Officer	William F. Carpenter III Age: 60 Director since 2006

Mr. Carpenter brings to the Board of Directors his perspective as the Company's Chief Executive Officer, decades of legal, development and corporate governance experience and the perspective gained from serving on the board of directors of the Federation of American Hospitals since 2006, including two terms as Chair.

Mr. Carpenter has served as Chief Executive Officer ("CEO") of the Company since June 2006 and as Chairman of the Company since December 2010. Prior to June 2006, Mr. Carpenter served as Executive Vice President of the Company from February 2004 until his appointment as CEO. In addition, Mr. Carpenter served as General Counsel and Secretary of the Company from May 1999 to June 2006 and Corporate Governance Officer from February 2003 to June 2006. From May 1999 to February 2004, Mr. Carpenter served as Senior Vice President of the Company.

Director since: 2000 Independent	Richard H. Evans Age: 70 Director since 2000

Mr. Evans brings to the Board of Directors decades of expertise in managing employee-intensive businesses, consumer-facing organizations and entities with substantial real estate holdings.

Mr. Evans has been the chairman of Evans Holdings, LLC, a real estate investment and real estate services company, since April 1999. Prior to that time, Mr. Evans served as chief executive officer of Huizenga Sports and Entertainment Group, Madison Square Garden Corporation and Radio City Music Hall Productions, chief operating officer of Gaylord Entertainment Company and chief operating officer and corporate director of Florida Panthers Holdings, Inc. and began his career at The Walt Disney Company. Mr. Evans currently serves as a member of the board of directors of each of TharpeRobbins Company, Inc., an employee recognition company, and Tokyo Joe's, Inc., a restaurant chain, and as a member of the business advisory board of Gridiron Capital, LLC, a private equity firm. Mr. Evans is also a limited partner in Gridiron Strategic Partners Fund. Mr. Evans previously served as a member of the board of governors of the National Basketball Association, the National Hockey League, Major League Baseball and the National Football League, and as a director of Genesco, Inc. (NYSE: GCO), a specialty retailer, and Bass Pro Shops, an outdoor specialty retailer. Additionally, Mr. Evan's prior board experience includes service with the board of trustees of the University of Denver.

20	2015 Proxy Statement | LifePoint Hospitals, Inc.

CONTINUING DIRECTORS

Director since: 2005 Independent	Michael P. Haley Age: 64 Director since 2005

Mr. Haley brings to the Board of Directors substantial executive experience and community leadership in markets like those in which the Company operates.

Mr. Haley has served as an advisor to Fenway Partners, LLC, a private equity investment firm, since April 2006 and a managing director of its affiliate, Fenway Resources, since 2008. From 2007 to 2012, Mr. Haley served as executive chairman of Coach America, a transportation services operator. Mr. Haley is chairman of the board of directors of Stanley Furniture Company (NASDAQ: STLY), a furniture manufacturer, and is a member of the board of directors of American National Bankshares, Inc. (NASDAQ: AMNB), a bank holding company and Ply Gem Holdings, Inc. (NYSE: PGEM), a producer of window, door and siding products for the residential construction industry. Mr. Haley served as chairman from January 2005 to June 2005 and as president and chief executive officer from 2001 to 2005 of MW Manufacturers, Inc., a subsidiary of Ply Gem Industries, Inc. Mr. Haley previously served on the board of the Martinsville-Henry County United Way and as chairman of the board of trustees of Memorial Hospital of Martinsville and of the Martinsville-Henry County Economic Development Corporation.

LifePoint Hospitals, Inc. | 2015 Proxy Statement	21

DIRECTOR COMPENSATION

DIRECTOR COMPENSATION

The Compensation Committee of the Board of Directors is responsible for reviewing and making recommendations to the Board of Directors regarding all matters pertaining to compensation paid to directors for Board, committee and committee chair services. Mr. Carpenter, the Company's Chairman and CEO, does not receive compensation for serving as a member of the Board of Directors. Under the Compensation Committee's charter, the Committee is authorized to engage consultants or advisors in connection with its review and analysis of director compensation.

In 2014, the compensation consultant provided the Compensation Committee with information on peer comparisons for director compensation. The compensation consultant also reported on current trends in director compensation. In making non-employee director compensation recommendations, the Compensation Committee takes various factors into consideration, including, but not limited to, the responsibilities of non-employee directors generally, as well as committee chairs, and the forms of compensation paid to non-employee directors by comparable companies. Following the annual meeting each year, the Board of Directors, upon recommendation of the Compensation Committee, determines the compensation payable to non-employee members of the Board of Directors through the date immediately preceding the next annual meeting of stockholders.

In 2013, our stockholders approved our 2013 Long-Term Incentive Plan (the "2013 Plan"), under which our non-employee directors receive equity-based compensation for their services. The 2013 Plan replaced the Amended and Restated Long-Term Incentive Plan ("LTIP") and the Amended and Restated Outside Directors Stock and Incentive Compensation Plan ("Directors Plan").

2014 Annual Compensation

The Board of Directors believes that our compensation program for non-employee directors:

•
ties a large portion of the non-employee directors' compensation to stockholder interests because the value of the equity awards made under the 2013 Plan fluctuates up or down depending on the stock price;

•
focuses on the long term, since the receipt of the shares of Common Stock pursuant to the award is deferred until the earlier of three years from the date of grant or the date the director ceases to be a member of the Board of Directors;

•
is simple to understand and communicate; and

•
is equitable based on the work required of non-employee directors serving an entity of the Company's size and scope in a highly regulated industry undergoing substantial change.

On June 3, 2014, the Board of Directors, upon recommendation of the Compensation Committee, approved the annual compensation for our non-employee directors, which includes an annual cash retainer of $140,000 payable to non-employee directors and an additional annual cash retainer of $125,000 payable to the Lead Director of the Board of Directors. An additional cash retainer of (i) $20,000 per year is payable to the Chair of the

Audit and Compliance Committee, (ii) $20,000 per year is payable to the Chair of the Compensation Committee and (iii) $10,000 per year is payable to the Chair of the Corporate Governance and Nominating Committee. No meeting fees are paid. Each of the foregoing annual fees is paid in four quarterly installments. Directors are also reimbursed for expenses incurred relating to attendance at Board and committee meetings.

Non-employee directors may elect to defer payment of all or any part of their directors' fees. For each term of the Board of Directors (beginning on the date of an annual meeting of stockholders and ending on the date immediately preceding the next annual meeting of stockholders), a non-employee director may elect to receive, in lieu of all or any portion (in multiples of 25%) of his or her annual retainer payable for such term, an RSU award pursuant to the 2013 Plan. Such an election applies to the number of RSUs determined by dividing (a) the additional annual retainer amount that would have been payable to the non-employee director in cash in the absence of his or her election, by (b) the fair market value of a share of Common Stock on the date of grant. No cash fees were deferred in 2014.

In addition to the cash compensation described above, on June 3, 2014 the Board of Directors,

22	2015 Proxy Statement | LifePoint Hospitals, Inc.

DIRECTOR COMPENSATION

upon recommendation of the Compensation Committee, approved the grant of approximately $170,000 of RSUs to each of the non-employee directors. The terms of the grant provided that these RSUs would become fully vested and no longer subject to forfeiture upon the earliest of any of the following conditions to occur: (1) six months and one day following the date of grant; (2) the death or disability of the non-employee director; or

(3) a "change in control" of the Company (as defined in the 2013 Plan). The awards became fully vested on December 4, 2014. The non-employee director's receipt of shares of Common Stock pursuant to the award of RSUs is deferred until the first business day following the earliest to occur of (A) the third anniversary of the date of grant, or (B) the date the non-employee director ceases to be a member of the Board of Directors.

Certain information concerning the compensation of non-employee directors for 2014 is set forth in the table below. Mr. Carpenter, the Company's Chairman and CEO, does not receive compensation for serving as a member of the Board of Directors.

Name	Fees Earned or Paid in Cash(1)	Stock Awards(2)	Total

Gregory T. Bier	$152,500	$170,028	$322,528

Richard H. Evans	150,000	170,028	320,028

DeWitt Ezell, Jr.	132,500	170,028	302,528

Michael P. Haley	132,500	170,028	302,528

Marguerite W. Kondracke	132,500	170,028	302,528

John E. Maupin, Jr.	142,500	170,028	312,528

Owen G. Shell, Jr.	257,500	170,028	427,528

Reed V. Tuckson	105,000	340,011(3)	445,011

(1)
Reflects the cash fees paid to each non-employee director. In addition to the annual cash retainer, Mr. Shell received an additional $125,000 for service as the Lead Director, Mr. Bier received $20,000 for service as chair of the Audit Committee, Mr. Evans received $17,500 for service as chair of the Compensation Committee, and Dr. Maupin received $10,000 for service as chair of the Corporate Governance and Nominating Committee. No cash fees were deferred in 2014.

(2)
Reflects the grant date fair value for RSUs granted under the 2013 Plan, in accordance with Accounting Standards Codification ("ASC") 718-10, "Compensation — Stock Compensation" ("ASC 718-10"). The assumptions used in calculating the values are set forth in Note 9 to the Company's financial statements included in the 2014 Annual Report on Form 10-K.

(3)
Consistent with past Company practice, Dr. Tuckson received a grant of RSUs equal to the annual Director grant of RSUs for the previous year upon his election as a Director in April 2014.
LifePoint Hospitals, Inc. | 2015 Proxy Statement	23

CORPORATE GOVERNANCE

CORPORATE GOVERNANCE

The governance structure of the Company is designed to enable the Board of Directors to be an active, collegial body that is prepared to make prompt, principled decisions, provide sound advice and counsel and monitor the Company's compliance efforts, risk management and performance. The key practices and procedures of the Board of Directors are outlined in the Corporate Governance Standards available under the "Investor Relations — Corporate Governance" section of the Company's website at www.LifePointHospitals.com. This section of our website also includes all of the Company's corporate governance materials, including

  •
  the Company's Amended and Restated Certificate of Incorporation and By-Laws;

  •
  the charters for each Board committee;

  •
  the Company's Code of Ethics and Code of Conduct;

  •
  the Company's Related Person Transactions Policies and Procedures;

  •
  the Company's Recoupment Policy;

  •
  the Company's Insider Trading Policy; and

  •
  the Company's Stock Ownership Guidelines.

Instructions for how to communicate with our Board of Directors are also included in this section of our website. The Board of Directors regularly reviews developments in corporate governance and updates our Corporate Governance Standards and other governance documents as it deems necessary and appropriate.

Board Leadership Structure

The fundamental duties of the Board of Directors are to:

  •
  oversee the CEO and senior management in the appropriate operation of the Company;

  •
  advise the CEO and senior management with respect to the conduct of the Company's business and its strategic direction; and

  •
  protect the long-term interests of the stockholders.

To satisfy these duties, the non-employee directors take a proactive approach through active and frequent communication with the CEO and other members of senior management, by setting the correct "tone at the top" and ensuring that it permeates the Company's relationships, and by defining what information the Board of Directors should receive and how. The Board of Directors sets its own meeting agendas through its Lead Director and committee chairs. The By-Laws and the Corporate Governance Standards of the Company allow the Chairman and CEO roles to be held by the same person, and in such case, the Board of Directors is required to have an independent Lead Director.

Currently, the offices of Chairman of the Board and CEO of the Company are held by the same person.

Board Leadership Structure

•
Chairman of the Board and CEO: William F. Carpenter III

•
Lead Director: Owen G. Shell, Jr.

•
Active engagement by all directors, including nine independent directors

The Board believes that this is the optimal structure to guide the Company and maintain the focus required to achieve our business goals.

From 2006 to December 2010, the Company had a non-executive Chairman. In December 2010, the Board of Directors determined that the Company's stockholders would be best served by electing Mr. Carpenter to be Chairman of the Board. The Board of Directors reached this decision after considering the following:

  •
  the Company's governance structure and how it functioned;

  •
  the number of companies in the healthcare services industry that combined the Chairman and CEO roles;

  •
  Mr. Carpenter's contributions to the Company, including a recognition of his role
24	2015 Proxy Statement | LifePoint Hospitals, Inc.

CORPORATE GOVERNANCE

    in setting the Company's strategic direction and in attracting new executive management to the Company; and

  •
  the importance of the Lead Director position, as defined by the Company and set out in the written job description of the Lead Director in the Company's Corporate Governance Standards.

As required by the Company's By-Laws and Corporate Governance Standards when the Chairman and CEO roles are held by the same person, the independent members of the Board of Directors must select a Lead Director. Mr. Shell, who previously served as the non-executive Chairman of the Board, currently serves as the Lead Director. The Lead Director:

  •
  advises and counsels the Chairman;

  •
  coordinates with the Chairman on the agenda and format for meetings of the Board of Directors;
  •
  chairs executive sessions of the Board of Directors; and

  •
  serves as a primary liaison between the independent directors and the CEO.

Importantly, all Board members play an active role in overseeing the Company's business, both at the Board and the committee level.

The Board of Directors has determined that all Board members except the Company's Chairman and CEO, Mr. Carpenter, are independent in accordance with the applicable rules of The NASDAQ Stock Market LLC ("NASDAQ"). All committee members, except Mr. Carpenter, who serves as chair of the Quality Committee, are independent in accordance with NASDAQ's listing standards. The non-employee directors are skilled and experienced leaders in business, healthcare, government and public policy.

Board's Role in Strategic Planning

In connection with its responsibility for overseeing the affairs of the Company, the Board of Directors is consistently updated about, and provides significant input regarding, the Company's business and strategies. This involvement enables the Board to provide guidance to management in formulating and developing plans and to exercise independently its decision-making authority on matters of importance to the Company. Acting as a full Board and through the Board's four standing committees, the Board is fully involved in the Company's strategic planning process.

Board Meetings and Committees

Directors are expected to attend all meetings of the Board of Directors, the annual meeting of stockholders and all meetings of the committees on which they serve, with the understanding that on occasion a director may be unable to attend a meeting. The Board of Directors held nine meetings (including regularly scheduled and special meetings) during 2014. All directors attended the 2014 annual meeting of stockholders. Additionally, no director attended fewer than 75% of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings of the committees on which the director served. At each of its regularly scheduled meetings, the Board of Directors meets in executive sessions in which Mr. Carpenter and other members of management do not participate. The Lead Director presides over these sessions.

Director Education

Every new director participates in an orientation program and receives materials and presentations by senior management to acquaint him or her with the Company's strategic plans, business, industry, significant financial accounting and risk management issues, compliance programs, internal and independent auditors, management and corporate governance policies and practices. Continuing education is provided for all directors through board materials and presentations, discussions with management and other sources, including customized governance presentations by nationally recognized corporate governance leaders. Additionally, the Company, its executives and its directors are all members of the National Association of Corporate Directors.

LifePoint Hospitals, Inc. | 2015 Proxy Statement	25

CORPORATE GOVERNANCE

Committees of the Board of Directors

The Board of Directors has adopted written charters for each of its four standing committees: the Audit and Compliance Committee; the Compensation Committee; the Corporate Governance and Nominating Committee; and the Quality Committee. The committee charters are available on the Company's website under the "Investor Relations — Corporate Governance" section at www.LifePointHospitals.com. Except for the Quality Committee, the committees of the Board of Directors are composed exclusively of independent directors.

Audit and Compliance Committee

The Audit and Compliance Committee is primarily responsible for:

  •
  selecting and overseeing the services performed by the Company's independent registered public accounting firm;

  •
  evaluating the Company's accounting policies and its system of internal controls;

  •
  monitoring compliance with the Code of Conduct and the Code of Ethics; and

  •
  monitoring and overseeing the internal audit and compliance departments of the Company and their respective work plans and programs.

The Board of Directors has determined that Gregory T. Bier, Chair of the Audit and Compliance Committee, is qualified as an "audit committee financial expert," as defined by the U.S. Securities and Exchange Commission ("SEC") rules, and that each member is independent in accordance with the applicable rules of NASDAQ. The report of the Audit and Compliance Committee is on page 58.

Compensation Committee

The Compensation Committee is primarily responsible for:

  •
  reviewing the compensation policies and practices of the Company and its subsidiaries;

  •
  approving compensation arrangements for the CEO and other senior management of the Company;

  •
  administering the Company's compensation plans; and

  •
  annually reviewing the Company's Compensation Discussion and Analysis prepared according to SEC requirements and discussing the same with the Company's management.

The Compensation Committee has authority to delegate any of its responsibilities to subcommittees as the Compensation Committee may deem appropriate. The report of the Compensation Committee is on page 30.

Corporate Governance and Nominating Committee

The Corporate Governance and Nominating Committee is primarily responsible for:

  •
  identifying persons qualified to become members of the Board of Directors and, when appropriate, recommending such persons to the Board of Directors as proposed nominees for Board membership;

  •
  ensuring that a succession plan is in place for the position of CEO and other senior management positions;

  •
  leading the Board of Directors in its annual review of the performance of the Board of Directors, its committees and individual directors; and

  •
  regularly reviewing and considering evolving governance practices.

During 2014, there were no material changes to the procedures by which a stockholder may recommend nominees to the Board of Directors. In 2014, the Corporate Governance and Nominating Committee also recommended, and the Board unanimously approved, an amendment to our Corporate Governance Standards which adopts majority voting for our Directors. The amendment requires any Director nominee in an uncontested election who receives a greater number of votes "withheld" from his or her election than votes "for" such election to submit a letter of resignation to the Board for consideration by the Corporate Governance and Nominating Committee. The Committee will then recommend to the Board a course of action to be taken with respect to the resignation. The Committee believes that this form of majority voting is in the best interest the Company and its stockholders.

Quality Committee

The Board of Directors of the Company has established the Quality Committee to monitor and provide leadership with respect to the quality of care provided at hospitals owned by the Company.

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CORPORATE GOVERNANCE

The Quality Committee has the authority and responsibility to:

  •
  monitor and evaluate the Company's quality of care and patient safety programs and initiatives;

  •
  review and discuss with senior management the adequacy and effectiveness of the Company's quality of care and patient safety programs and initiatives and consider recommendations for improvement thereof;

  •
  receive reports from senior management as frequently as appropriate summarizing significant (a) deviations from the Company's quality of care and patient safety standards;

    (b) corrective and preventative actions and (c) other matters deemed relevant by the Committee;

  •
  receive reports from senior management as frequently as appropriate summarizing significant quality assurance related activities undertaken by the Company and the results of internal quality compliance audits conducted; and

  •
  receive summaries of reports prepared by third party consultants or auditors retained to evaluate the Company's quality of care and patient safety programs and initiatives.

The following table describes the current members of each of the committees and the number of meetings held during 2014.

*
Independent Director
1
Mr. Shell has reached the mandatory retirement age for Directors set forth in the Company's By-Laws and will retire from the Board and any Board committees of which he is a member immediately following the Annual Meeting.
2
Ms. Tavenner was elected to the Company's Board of Directors effective April 15, 2015.
3
Dr. Tuckson was elected to the Company's Board of Directors effective April 3, 2014.

Sustainability

The Company is committed to providing stakeholder value at all levels of our organization. To give insight into our operations and performance from a sustainability perspective, we published our first Corporate Sustainability Report in 2013. This Sustainability Report is available on the Company's website under the "Investor Relations — Corporate Governance" section at www.LifePointHospitals.com.

LifePoint Hospitals, Inc. | 2015 Proxy Statement	27

CORPORATE GOVERNANCE

Board Oversight of Risk

The Board of Directors considers risk oversight a high priority. Throughout the year, the Board of Directors and the committees to which it has delegated responsibility dedicate a portion of their meetings to review and discuss specific risk topics. The Board of Directors has delegated responsibility for the oversight of specific risks to the following committees:

•
The Enterprise Risk Management Committee of the Company, which is comprised of individuals from all major areas of the Company including operational, financial, human resources, legal and risk functions of the Company, is responsible for, among other things, establishing a comprehensive process for the management of risk across the Company and measurement methodologies for quantifying, comparing, benchmarking and prioritizing risks facing the Company;

•
The Audit and Compliance Committee oversees the Company's guidelines, policies and processes for monitoring and mitigating risk relating to the financial statements and financial reporting processes, as well as key credit risks, liquidity risks, market risks and compliance efforts. The Audit and Compliance Committee oversees the internal audit function and the Company's ethics programs, including the Code of Conduct and Code of Ethics, and receives reports from the Company's compliance and audit services departments at each of its regular meetings;
•
The Compensation Committee monitors any risks related to the Company's executive compensation policies and practices and the Company's compensation practices in general. As discussed in more detail in the Compensation Discussion and Analysis beginning on page 31, the Compensation Committee reviews and approves compensation programs with features that mitigate risk without diminishing the incentive aspect of the compensation. Management discusses with the Compensation Committee the procedures that have been put in place to identify and mitigate potential risks in compensation;

•
The Corporate Governance and Nominating Committee oversees risks related to the Company's governance structure and processes;

•
The Quality Committee plays a significant role in evaluating risks with respect to clinical performance and industry practices; and

•
The Disclosure Committee of the Company, which is comprised of our executive leadership team as well as individuals from all major areas of the Company, including operational, financial, human resources, legal and risk functions of the Company, plays an integral role in reviewing the accuracy, completeness, timeliness and fairness of the Company's financial reporting.

Oversight of Risk

•
The Board of Directors oversees risk management.

•
Board committees, which meet regularly and report back to the full Board, play significant roles in carrying out the risk oversight function.

•
Company management is charged with mitigating risk, through robust internal processes and strong internal controls.

Code of Conduct and Code of Ethics

The Company has a Code of Conduct that provides guidance to the Board of Directors and all employees, including the Company's senior management. The Board of Directors has also adopted a Code of Ethics for the Company's CEO, principal financial officer, principal accounting officer, controller and persons performing similar functions, which specifically addresses the unique roles of these officers in corporate governance. Many of the topics covered in the Code of Ethics are also addressed in the Code of Conduct, and each of the officers subject to the Code of Ethics is subject to, and has agreed to comply with, the Code of Conduct.

The Code of Conduct and the Code of Ethics are available under the "Investor Relations — Corporate Governance" section of the Company's website at www.LifePointHospitals.com.

28	2015 Proxy Statement | LifePoint Hospitals, Inc.

CORPORATE GOVERNANCE

Compliance Hotline

The Audit and Compliance Committee has adopted a policy on the reporting of concerns regarding accounting, internal controls or auditing matters. Any person, whether or not an employee, who has a concern about the conduct of the Company or any of the Company's personnel, including with respect to the Company's accounting, internal controls or auditing matters, may, in a confidential and anonymous manner, communicate that concern through an external compliance hotline by calling 877-508-5433. The hotline services are available 24 hours a day, seven days a week. All calls to the compliance hotline will be handled on an expedited basis and, under certain circumstances, will be communicated directly to the Chair of the Audit and Compliance Committee.

Policies Against Hedging and Pledging

Our Insider Trading Policy prohibits hedging by the Company's directors, officers and all employees located at our Hospital Support Center (each, a "Covered Person"). Pledge arrangements are also prohibited; provided, however, that the Company's securities may be pledged as collateral for a loan (not including margin debt) upon prior approval of the Company's Chief Legal Officer when the Covered Person clearly demonstrates the financial capacity to repay the loan without resort to the pledged securities. No NEO or director of the Company currently has any such arrangement in place.

Independence and Related Person Transactions

Independence Determinations

Under the listing standards of NASDAQ and the Company's Corporate Governance Standards, the Board of Directors must consist of a majority of independent directors. In making independence determinations, the Board of Directors observes NASDAQ and SEC criteria and considers all relevant facts and circumstances. Under NASDAQ listing standards and the Company's Corporate Governance Standards, to be considered independent:

  •
  The director must not have a disqualifying relationship, as defined in NASDAQ listing standards; and

  •
  The Board of Directors must affirmatively determine that the director has no material relationship with the Company, directly or as an officer, stockholder or partner of an organization which has a material relationship with the Company, and meets the independence standards established by NASDAQ, and all other applicable laws, rules and regulations regarding director independence in effect from time to time.

The Board of Directors, through its Corporate Governance and Nominating Committee, regularly reviews all relevant business relationships any director or nominee for director may have with the Company. As a result of its review, the Board of Directors has determined that none of the directors, other than Mr. Carpenter, the Company's Chairman and CEO, has a material relationship with the Company and, as a result, all of the directors other than Mr. Carpenter are independent.

The Board of Directors has determined that all of the Directors who serve as members of the Audit and Compliance Committee, the Compensation Committee and the Corporate Governance and Nominating Committee are independent as required by NASDAQ listing standards. Under these rules, Audit and Compliance Committee members also satisfy the separate SEC independence requirement that provides that no member may accept directly or indirectly any consulting, advisory or other compensatory fee from the Company or any of its subsidiaries other than compensation for services as a director.

Additionally, in determining the independence of Compensation Committee members, the Board of Directors must consider all factors specifically relevant to determining whether a director has a relationship to the Company that is material to that director's ability to be independent from management in connection with the duties of a Compensation Committee member, including, but not limited to, the source of such directors' compensation, including any consulting, advisory or other compensatory fee paid by the Company, and whether the director is affiliated with the Company, a subsidiary of the Company or an affiliate of a subsidiary of the Company.

LifePoint Hospitals, Inc. | 2015 Proxy Statement	29

CORPORATE GOVERNANCE

Related Person Transaction Policy and Process

In addition to the Company's Corporate Governance Standards, Code of Conduct and Code of Ethics, the Board of Directors has approved written policies and procedures that govern the review, approval and/or ratification of transactions between the Company and its directors, director nominees, executive officers, greater than five percent beneficial owners and each of their respective family members, where the amount involved in the transaction exceeds or is expected to exceed $100,000 in any single calendar year. A copy of the Related Person Transactions Policies and Procedures is available under the "Investor Relations — Corporate Governance" section of the Company's website at www.LifePointHospitals.com.

This policy is administered under the oversight of the Audit and Compliance Committee. To assist this committee in identifying potential related person transactions, each director and executive officer is annually required to identify his or her family members and provide certain information about them. The Company's Corporate Governance Officer disseminates a list of the related persons to various officers and departments of the Company so that such transactions can readily be identified. If a related person transaction is identified in advance and the Corporate Governance Officer determines that the transaction is subject to this policy, he must submit the transaction to the Audit and Compliance Committee (or its Chair, if time is of the essence) for consideration. The Audit and

Compliance Committee may generally approve such transactions that are in, or not inconsistent with, the best interests of the Company and its stockholders. The policy also enumerates certain related person transactions that are deemed automatically pre-approved by the Audit and Compliance Committee because the SEC has determined that such transactions are not required to be disclosed or they are unlikely to raise the concerns underlying the SEC's disclosure requirements.

During 2014, there were no reportable related person transactions for the Company, and no related person had any reportable indebtedness to the Company or any of its subsidiaries.

Compensation Committee Interlocks and Insider Participation

During 2014, the Compensation Committee of the Board of Directors consisted of Dr. Maupin, Messrs. Evans, Bier, Ezell, Haley and Shell, Ms. Kondracke and, beginning on April 3, 2014, Dr. Tuckson. None of the members of the Compensation Committee has at any time been an officer or employee of the Company, nor has any of the members had any relationship requiring disclosure by the Company. None of the Company's executive officers serves, or in the past year served, as a member of the board of directors or compensation committee of any entity that has or had one or more of its executive officers serving on the Company's Board of Directors or Compensation Committee.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed with management the disclosures contained in the section entitled "Compensation Discussion and Analysis" required by SEC Regulation S-K, Item 402(b) beginning on the following page. Based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the section entitled "Compensation Discussion and Analysis" be included in this Proxy Statement for the Annual Meeting and incorporated by reference in the Company's 2014 Annual Report on Form 10-K.

COMPENSATION COMMITTEE

Richard H. Evans, Chair
Gregory T. Bier
DeWitt Ezell, Jr.
Michael P. Haley
Marguerite W. Kondracke
John E. Maupin, Jr.
Owen G. Shell, Jr.
Reed V. Tuckson

Dated: April 15, 2015

30	2015 Proxy Statement | LifePoint Hospitals, Inc.

COMPENSATION DISCUSSION AND ANALYSIS EXECUTIVE SUMMARY

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

This Compensation Discussion and Analysis provides a detailed description of our executive compensation philosophy and programs, the decisions of the Compensation Committee made under those programs and the factors considered in making those decisions. Specifically, this section focuses on the compensation paid to the Company's Named Executive Officers.

2014 Named Executive Officers

•
William F. Carpenter III, Chairman and Chief Executive Officer
•
David M. Dill, President and Chief Operating Officer
•
Leif M. Murphy, Executive Vice President, Chief Financial Officer and Chief Development Officer
•
Paul D. Gilbert, Executive Vice President, Chief Legal Officer and Corporate Governance Officer
•
John P. Bumpus, Executive Vice President and Chief Administrative Officer

Pay for Performance

Similar to prior years, the key principles underlying the Company's compensation programs continue to be aligning pay and performance, driving strong business results, focusing on stockholder return, delivering high quality patient care, and attracting, motivating and retaining strong talent. In 2014, the Company executed well on multiple fronts and we experienced one of the strongest years of growth in the Company's history. The Company's strong performance in 2014 is highlighted below:

2014 Company Performance
Key Financial Metrics	FY 2014 Results	FY 2013 Results	% Increase

Revenues	$4,483.1 million	$3,678.3 million	21.9%

Adjusted EBITDA	$634.2 million	$537.0 million	18.1%

Adjusted Diluted EPS	$3.45[1]	$2.68	28.7%

Stock Price as of 12/31	$71.91	$52.84	36.1%

1  Including the impact of impairment charges totaling $57.7 million, $35.9 million net of income taxes, or $0.76 loss per diluted share related to the divestiture of four hospitals, our 2014 Diluted EPS was $2.69.

Consideration of 2014 Say-on-Pay Vote and Stockholder Outreach

At our Annual Meeting of Stockholders in June 2014 our stockholders expressed their strong support for our executive compensation program with 96% of the votes cast in favor of our "say-on-pay" proposal. We believe this was a direct result of the extensive stockholder outreach effort that the Company undertook following the 2013 vote and the subsequent changes made to the Company's executive compensation program. Consistent with the Company's pay-for-performance approach, the Compensation Committee has continued to examine our executive compensation program to ensure alignment between the interests of our executives and our stockholders.

Highlights of 2014 Executive Compensation Program

•
Aligned long-term executive performance compensation with long-term stockholder value — Elected to utilize relative TSR as the sole performance metric to determine what amount, if any, of the performance-based RSUs will be earned by the NEOs.

•
Changed long-term incentive criteria — Tied a majority of the NEOs' target long-term compensation (performance-based RSUs) to the Company's three-year annualized TSR compared to the TSR Peer Index.

•
Increased performance period for RSUs — The performance-based RSUs will be earned only after the three-year performance period and only if the Company meets or exceeds the established three-year annualized TSR thresholds relative to the TSR Peer Index.

•
Eliminated overlap of performance targets for annual cash incentive versus long-term incentives — Payout of annual cash incentive awards will be based on achievement of annual financial and operational targets while vesting of performance-based RSUs will be tied solely to three-year annualized TSR relative to the TSR Peer Index.
LifePoint Hospitals, Inc. | 2015 Proxy Statement	31

COMPENSATION DISCUSSION AND ANALYSIS EXECUTIVE SUMMARY

Executive Compensation Practices

Our compensation philosophy is complimented by several specific policies and practices that are designed to align our executive compensation with long-term stockholder interests, including the practices highlighted below.

What We Do
• Pay for Performance — A high percentage of our NEO compensation is at-risk.
• Stock Ownership Guidelines — We maintain stock ownership guidelines for our NEOs.
• Peer Market Data — The Compensation Committee reviews peer group market data when making executive compensation decisions.
• Tally Sheets — The Compensation Committee reviews tally sheets when making executive compensation decisions.
• Double Trigger — Under our Change of Control Plan, cash severance payments are made only if double trigger provisions are met.
• Compensation Limits — We use caps on potential incentive payments and multiple performance targets to limit our NEOs' aggregate compensation.
• Recoupment — We have a clawback policy applicable to restatements of financial results as a result of fraud.
• Review of Share Utilization — We annually evaluate share utilization.
• Independent Compensation Consultant — The Compensation Committee utilizes an independent compensation consultant.
• Risk Mitigation — We have robust Board and management processes to identify and mitigate risks.

What We Don't Do
• No Employment Contracts — We do not have employment agreements with our NEOs.
• No Supplemental Executive Retirement Plans — We do not provide a separate supplemental executive retirement plan to our NEOs.
• No Repricing of Stock Options — We do not grant stock option awards with reload features and we do not reprice stock options.
• No Hedging — Our Insider Trading Policy prohibits hedging by our directors, officers and all employees located at the Hospital Support Center.
• Anti-Pledging — Pledge arrangements are generally prohibited. No pledge arrangements are currently in place.
• No Perquisites — We do not provide any perquisites such as cars or car allowances, club membership, financial planning or tax preparation assistance.

32	2015 Proxy Statement | LifePoint Hospitals, Inc.

COMPENSATION DISCUSSION AND ANALYSIS

2014 Company Performance

The Company, through its subsidiaries, operates general acute care hospitals primarily in non-urban communities in the United States. At December 31, 2014, we operated 67 hospital campuses in 21 states. In 2014, the Company was able to drive substantial profitable growth by leveraging the benefits of healthcare reform, strategic acquisitions and our organic growth initiatives. The discussion below highlights the impact of some of these factors on our operating results.

Total Shareholder Return was 36.1% for 2014. Our Company ended 2014 with a market value of $71.91 per share, up from $52.84 per share at the end of 2013.

In 2012, we received a one-time "rural floor" settlement from Medicare related to historic underpayments (the "2012 rural floor settlement"). The following charts reflect the results for 2012 that have been adjusted to exclude the impact of the 2012 rural floor settlement.

Revenues increased by 21.9%, from $3,678.3 million to $4,483.1 million.

Adjusted EBITDA increased $97.2 million, or 18.1%, from $537.0 million to $634.2 million.

Diluted EPS was $3.45, an increase of 28.7% over 2013, when adjusted to exclude the impact of impairment charges totaling $57.7 million, $35.9 million net of income taxes, or $0.76 loss per diluted share related to the divestiture of four hospitals. Including the impact of these impairment charges, our Diluted EPS was $2.69.

Growth

In 2014 we continued to expand our Duke LifePoint partnership through the acquisition of eight hospitals:

•
Effective March 1, 2014, Duke LifePoint acquired an 80% ownership in Wilson Medical Center in Wilson, North Carolina.

•
Effective June 1, 2014, Duke LifePoint acquired an 80% ownership interest in Rutherford Regional Medical Center, located in Rutherfordton, North Carolina.

•
Effective August 1, 2014, Duke LifePoint acquired Harris Regional Hospital in Sylva, Haywood Regional Medical Center in Clyde, and Swain County Hospital in Bryson City, North Carolina.

•
Effective September 1, 2014, Duke LifePoint acquired Conemaugh Health System in Pennsylvania, which is comprised of three hospitals: Memorial Medical Center in Johnstown, Meyersdale Medical Center in Meyersdale and Miners Medical Center in Hastings.

The acquisition of these facilities expands Duke LifePoint's footprint into Pennsylvania and strengthens its presence in North Carolina, furthering the Company's strategic initiative to form regional networks throughout the areas in which it operates.

LifePoint Hospitals, Inc. | 2015 Proxy Statement	33

COMPENSATION DISCUSSION AND ANALYSIS

2014 Executive Compensation Highlights

Component	Performance- Based	Primary Metric(s)	Terms	2014 Results

Base Salary			• Determined annually, upon promotion, or following a change in job responsibilities. • Based on market data, internal pay equity and level of responsibility, experience, expertise and performance.	NEO base salaries were increased based on each executive's individual achievements in 2013 and, with respect to Messrs. Murphy and Bumpus, also because their base salaries were below the market median for comparable executives in the Peer Group.

Annual Cash Incentive Award	✓	• Revenues • Acquisition Revenue • Adjusted EBITDA • Integration EBITDA • Adjusted Diluted EPS • Quality	• Annually determined as a percentage of the NEO's base salary. • Earned only if the Company meets or exceeds annual performance thresholds set at the beginning of each year.	Because the Company met or exceeded all of its 2014 Performance Criteria targets, the annual cash incentive award paid out above target levels.

Performance-Based Restricted Stock Units (RSUs)	✓	• Three-year annualized TSR as of December 31, 2016 relative to TSR Peer Index

•

Cliff vest at end of three-year service period.

•

Vesting subject to the Company's three-year annualized TSR relative to the TSR Peer Index; no payouts made if relative TSR is below the 25th percentile of the TSR Peer Index.

2014 performance-based RSUs remain subject to vesting because the performance period ends on December 31, 2016.

Stock Options	✓	• Stock Price	• Vest 33% per year. • Ten-year term.	One-third of options granted in 2014 vested in February 2015.

2014 NEO Compensation Summary

The charts below illustrate the percentage breakdown of 2014 total direct compensation (consisting of base salary, annual cash incentive award, stock options and performance-based RSUs) for each of our NEOs. Consistent with our pay-for-performance philosophy, approximately 91% of the CEO's total direct compensation (and an average of approximately 87% of the total average direct compensation of the other NEOs) was performance-based.

2014 CEO Total Direct Compensation	2014 Average Other NEO Total Direct Compensation

*  The percentages shown are based on grant-date fair value; however, the performance-based RSUs remain unearned because the three-year performance period does not end until December 31, 2016. One-third of the options granted in 2014 vested in February 2015, however, none have been exercised.

34	2015 Proxy Statement | LifePoint Hospitals, Inc.

COMPENSATION DISCUSSION AND ANALYSIS

What We Pay and Why

The Company's total direct compensation to its NEOs consists of base salary, annual cash incentive awards and long-term equity incentive awards. The Compensation Committee implemented significant changes to the Company's executive compensation program for 2014, which are highlighted in the chart below and are more fully described in the discussion following the chart.

2014 Executive Compensation Program

(1)
Revenues goal includes net revenue for all facilities owned and operated prior to 12/31/2013, but not net revenue from acquisitions effective in 2014.

(2)
Adjusted EBITDA goal includes all facilities owned and operated prior to 12/31/2013; Integration EBITDA goal includes 2014 actual EBITDA for assets acquired in 2012, 2013 and 2014, as compared to pro forma EBITDA developed by the Company for those assets at the time of their acquisition.

(3)
Quality goal aligns with the 2014 Hospital Engagement Network ("HEN") goal of a 35% absolute reduction in non-OB patient harm for a 60-day consecutive period in 2014 compared with 2010 YTD baseline. If the HEN goal is met, an additional 10% could be earned upon achievement of patient and physician satisfaction goals.
LifePoint Hospitals, Inc. | 2015 Proxy Statement	35

COMPENSATION DISCUSSION AND ANALYSIS

2014 Base Salary

In making its compensation decisions at its February 2014 meeting, the Compensation Committee analyzed the compensation of each NEO in detail, including how each NEO's base salary, annual cash incentive, long-term incentive and total direct compensation compared to the compensation paid to similar positions by companies within the Company's Peer Group described below on page 39. In addition, the Compensation Committee discussed unique factors applicable to each NEO, such as perceived importance to the Company, internal equity, the ability to replace such individual if they departed the Company, and whether the Committee believed that an individual was likely to be a target recruit for other companies. As a result of these comparisons, discussions and analysis, the Compensation Committee increased NEO base salaries as follows: Mr. Carpenter, 5%; Mr. Dill, 4%; Mr. Murphy, 14%; Mr. Gilbert, 3%; and Mr. Bumpus, 13%. The Compensation Committee believed these increases were appropriate based on each executive's individual achievements in 2013 and, with respect to Messrs. Murphy and Bumpus, also because their base salaries were below the market median for comparable executives in the Peer Group.

2014 Annual Cash Incentive Award

At its February 2014 meeting, the Compensation Committee determined to make certain changes to the Performance Criteria targets for the annual cash incentive award to more closely align NEO target compensation with the Company's financial and strategic goals and to eliminate overlap in the measurement of the performance targets with the long-term incentive targets. The Compensation Committee believes these metrics align stockholder value with the Company's future performance by measuring Revenues, Adjusted EBITDA and Adjusted Diluted EPS while also encouraging the efficient growth of the Company through strategic, well-transitioned acquisitions, as well as quality of care. The Company's performance against each of the metrics within the Performance Criteria is analyzed separately, and the NEOs may earn more than or less than the Target Cash Incentive Award depending on performance relative to each of the metrics' targets, subject to minimum threshold achievements and maximum payouts for each Performance Criteria (the "Actual Cash Incentive Award"). With respect to specific Performance Criteria for 2014, 90% of the Target Cash Incentive Award of each NEO was based on the Company's actual financial performance against the metrics described in the table below. Additionally, the target for the Quality metric, which constitutes 10% of the Target Cash Incentive Award, was a 35% absolute reduction in non-OB patient harm for a 60-day consecutive period in 2014 compared with 2010 YTD baseline. Once the Quality metric was achieved, an additional 10% could be earned upon achievement of patient and physician satisfaction goals.

Metric[1]	Weight	Performance Threshold	Performance Target[2]	2014 Results[2]	Weighted Payout

All dollar amounts, except diluted EPS, in millions.

Revenues	12.5%	$3,767.1	$3,965.4	$3,983.6	12.5%

Acquisition Revenue (not derived from the Company's audited financial statements)[3]	12.5%	$215.0	$255.0	$856.5	55.0%

Adjusted EBITDA	25.0%	$525.0	$583.3	$602.5	55.0%

Integration EBITDA[4]	15.0%	$89.0	$98.9	$115.1	30.0%

Adjusted Diluted EPS	25.0%	$2.35	$2.61	$3.51	55.0%

Quality	10.0%	—	—	—	10.0%

Total (as a percentage of the Target Cash Incentive Award)	100.0%	—	—	—	217.5%

1  For more information about the Company's business and details about the Company's 2014 performance highlights and the financial measures mentioned in this Proxy Statement, please see the 2014 Annual Report on Form 10-K, particularly the sections entitled "Business," "Selected Financial Data" and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

2  Performance Targets and 2014 Results have been adjusted for purposes of measuring performance in accordance with the 2014 annual cash incentive award program, when applicable, to exclude the financial performance of 2014 acquisitions and divestitures, and the impact of certain non-cash impairment charges related to divestitures.

3  Measures 12 months trailing revenues from 2014 acquisitions (not derived from the Company's audited financial statements).

4  Measures how efficiently hospital acquisitions are transitioned into our operations and includes 2014 actual EBITDA for assets acquired in 2012, 2013 and 2014 as compared to pro forma EBITDA developed by the Company for the acquired assets at the time of their acquisition.

36	2015 Proxy Statement | LifePoint Hospitals, Inc.

COMPENSATION DISCUSSION AND ANALYSIS

The table below sets forth each NEO's Target Cash Incentive Award and Actual Cash Incentive Award, which are percentages of the NEO's Base Salary. The Actual Cash Incentive Award is determined by multiplying the Target Cash Incentive Award by the total weighted payout shown in the previous table (217.5%).

Name	Target Cash Incentive Award (as a percentage of Base Salary)	Actual Cash Incentive Award (as a percentage of Base Salary)

William F. Carpenter III	100%	217.5%

David M. Dill	90%	195.8%

Leif M. Murphy	75%	163.1%

Paul D. Gilbert	75%	163.1%

John P. Bumpus	65%	141.4%

2014 Long-Term Incentive Awards

Stock Option Awards.    In 2014, the Compensation Committee made its annual grant of stock option awards to the NEOs at its first regularly scheduled meeting in February. All stock option awards granted in 2014 to NEOs vest in three equal annual installments beginning on the first anniversary following the date of the grant and expire after 10 years. The regularly scheduled meetings of the Compensation Committee at which stock option awards are granted do not coincide with earnings releases or other periodic filings of the Company that may have a material effect on the stock price of the Company and are scheduled in advance without regard to those events. The Compensation Committee considers stock options to be performance-based because employees recognize value only if the market value of our Common Stock appreciates over time.

Performance-Based RSUs.    Also at its February 2014 meeting, the Compensation Committee granted performance-based RSUs that are conditioned upon the Company's three-year annualized TSR as of December 31, 2016 relative to the TSR Peer Index. The stock price average for the last 30 trading days in 2013 and for the last 30 trading days of 2016 will be used for determining the three-year annualized TSR during the performance period. The actual amount earned will be paid out as described in the table to the right, with any amounts over 100% up to 200% being paid out in cash in an amount equivalent to the number of units earned times the stock price on the date the Compensation Committee certifies the level of performance achieved.

Relative TSR Achieved	% of Target Awarded*

75th percentile	200%

62.5 percentile	150%

50th percentile	100%

37.5 percentile	75%

25th percentile	50%

Below 25th percentile	0%

* The award percentage will be interpolated if the level of performance achieved falls between two of the levels specified above.

Recent Compensation Decisions

At its February 2015 meeting, the Compensation Committee certified the achievement of the performance targets related to the 2013 grant of performance-based RSUs. In addition, the base salary for Mr. Carpenter was increased by 10% and the base salaries of each of the other NEOs were increased by 3.0%. The target annual cash incentive award, as a percentage of base salary, was set at the following percentages: Carpenter, 150%; Dill and Murphy, 100%; Gilbert and Bumpus, 75%. In addition, the Compensation Committee made its annual grant of stock option awards and performance-based RSUs. All stock option awards granted to the NEOs vest in three equal installments beginning on the first anniversary following the date of grant. Vesting of the performance-based RSUs is conditioned on the Company's three-year annualized TSR as of December 31, 2017 relative to the TSR Peer Index and continued employment with the Company through February 25, 2018.

LifePoint Hospitals, Inc. | 2015 Proxy Statement	37

COMPENSATION DISCUSSION AND ANALYSIS

How We Make Compensation Decisions

Philosophy and Principles of Executive Compensation

The foundation of the compensation philosophy for all of the Company's employees generally is the vision of making it a place where employees want to work, guided by the Company's High Five Guiding Principles. The executive compensation program aligns with the High Five Guiding Principles and is designed to balance stockholder interests with the Company's need to retain and motivate executive talent. The goal of the Company's executive compensation program is to provide compensation to its executive management team that will allow the Company to recruit, retain and motivate the exceptional caliber of leaders necessary to deliver sustained high performance to stockholders, patients and the communities where the Company's hospitals are located. When setting executive compensation, the Compensation Committee seeks to incorporate the following objectives:

High Five Guiding Principles

•
Delivering high quality patient care
•
Supporting physicians
•
Creating excellent workplaces for our employees
•
Strengthening the hospitals' role in the community
•
Ensuring fiscal responsibility

Compensation Program Objective	How Objective is Achieved

Support the achievement of the Company's vision and strategy

•

Incentive program metrics are tied to both annual and long-term strategic objectives of the Company.

•

Compensation program provides incentives for NEOs to meet and exceed Company goals.

•

Long-term equity-based incentive awards minimize any reason to seek short-term gains at the expense of long-term growth and value creation.

Attract and retain the most talented executives to succeed in today's competitive marketplace

•

Compensation elements and pay opportunities are targeted in the range of the Peer Group with which we compete for talent.

•

NEOs are held accountable for results and rewarded above target levels when Company goals are exceeded. When goals are not met, compensation awards will be below target levels.

•

Long-term equity-based incentive awards incentivize NEOs to remain employed with the Company in the face of a competitive business and geographic market for their services.

Create an ownership alignment with stockholders

•

Long-term incentive awards are equity-based to incentivize our NEOs to manage the Company in a manner that emphasizes continuing value creation for the Company's stockholders.

•

Stock ownership requirements in place for NEOs.

•

Approximately 77% of target NEO compensation is equity-based where the value is directly linked to share price appreciation and relative TSR.

Motivate and reward NEOs when they deliver desired business results and stockholder value

•

Annual cash incentive awards are based on performance against Company financial and operational goals. Financial metrics are Revenues, Acquisition Revenue, Adjusted EBITDA, integration EBITDA, and Adjusted diluted EPS. Operational metrics include measures relating to the provision of quality care to our patients.

•

Relative TSR versus a peer group drives the payout of a majority of our long-term incentive awards in the form of performance-based RSUs.

•

Long-term equity-based incentive awards incentivize NEOs to emphasize ethical and legal compliance throughout the Company and its facilities.

38	2015 Proxy Statement | LifePoint Hospitals, Inc.

COMPENSATION DISCUSSION AND ANALYSIS

Use of Competitive Data

The Compensation Committee relies on various sources of compensation information provided by its independent compensation consultant, Mercer LLC ("Mercer"), to understand the competitive market for the Company's executive officers, including the NEOs. The Compensation Committee uses compensation data compiled from proprietary surveys and proxy data provided by Mercer, paying particular attention to a group of three publicly traded hospital management companies and seven other publicly traded health services companies that are the general size of the Company, considering revenue, market capitalization and other appropriate indicators (the "Peer Group").

The Peer Group includes companies with which we compete for talent as well as the companies that we use for measuring relative financial performance for compensation purposes. For 2014, the Company was positioned near the median of the Peer Group in terms of 2014 revenue and at approximately the 25th percentile of the Peer Group in terms of market capitalization (as of December 31, 2014).

Company	2014 Fiscal Year Net Revenue (in Millions)	December 31, 2014 Market Capitalization (in Millions)(1)

Hospital Management Companies

Community Health Systems, Inc.	$18,639	$6,294

Tenet Healthcare Corporation	$16,615	$4,985

Universal Health Services, Inc.	$8,065	$10,983

Other Health Services Companies

Brookdale Senior Living, Inc.	$3,832	$6,859

DaVita HealthCare Partners, Inc.	$12,795	$16,333

Gentiva Health Services, Inc.[2]	N/A	N/A

HealthSouth Corporation	$2,374	$3,376

Kindred Healthcare, Inc.	$5,028	$1,272

Select Medical Holdings Corporation	$3,065	$1,890

Varian Medical Systems, Inc.	$3,050	$8,679

LifePoint Hospitals, Inc.	$4,483	$3,205

(1)
Market capitalization is calculated using the closing stock price on December 31, 2014 multiplied by the total number of shares outstanding on December 31, 2014, except that due to its September 26, 2014 fiscal year end, market capitalization for Varian Medical Systems, Inc. was calculated using the closing share price on December 31, 2014 and the total number of shares outstanding reported as of January 2, 2015.

(2)
On February 2, 2015, Gentiva Health Services, Inc. merged into Kindred Healthcare, Inc. Gentiva did not report 2014 financial results.

Competitive Local Market for Talent

In addition to the Peer Group, the Compensation Committee also considers the compensation practices of HCA Holdings, Inc. which, although significantly larger than the Company in revenue and market capitalization, is also located in the Nashville metropolitan area, includes the Company as one of its peers and competes with the Company for executive talent.

In addition to the Company, HCA Holdings, Inc. and Community Health Systems, Inc., the Nashville metropolitan area is home to companies that collectively own or manage over half of the investor-owned hospitals in the United States. Specifically, the Company competes for executive talent with numerous smaller private equity-backed hospital management companies located in the Nashville area, including Iasis Healthcare Corporation, Ardent Health Services, Capella Healthcare, Inc. and RegionalCare Hospital Partners, Inc., as well as dozens of other investor-owned healthcare service providers. The Compensation Committee recognizes that the Company's location in the Nashville metropolitan area has allowed it to recruit leadership with talent and deep industry experience, but also considers that its executives have been and will continue to be targeted by other industry competitors.

LifePoint Hospitals, Inc. | 2015 Proxy Statement	39

COMPENSATION DISCUSSION AND ANALYSIS

Role of the Compensation Committee

The Compensation Committee is responsible for overseeing the development and administration of the Company's compensation programs and practices.

The Chair of the Compensation Committee, currently Mr. Evans, has a significant role in determining the compensation recommendations made to the Compensation Committee for its consideration, and works closely with the Company's Executive Vice President and Chief Administrative Officer, Mr. Bumpus, and the independent compensation consultant in formulating such recommendations.

Factors and Steps in Setting Compensation

The compensation of individual NEOs is evaluated and set annually by the Compensation Committee. The Compensation Committee uses the compensation practices of the companies in the Peer Group to benchmark the compensation paid to the NEOs. In addition, the Compensation Committee also takes into account various factors, such as the Company's performance within the Peer Group, the unique characteristics of an individual's position, and any succession and retention considerations. When exercising its judgment in this regard, the Compensation Committee considers other factors including the following:

•
Range of compensation for similar jobs and job levels in the market;

•
Company financial performance;

•
Company performance relative to non-financial goals approved by the Committee;

•
Each NEO's experience, knowledge, skills and personal contributions; and

•
Business climate, economic conditions and other factors.

The Compensation Committee recognizes that the NEOs have substantial operating history with the Company and other experience relevant to the execution of the Company's strategic initiatives and goals. As a result, when considering the retention risk posed by the compensation decisions made with respect to each NEO, the Compensation Committee takes into account the disruption that could be caused by the unplanned departure of one or more NEOs, including the time required for any successor to fully transition into his or her duties, and the costs required to replace an NEO (or fill the position vacated by his or her internal successor) with an external candidate. The Compensation Committee also takes into account whether each NEO is, in its judgment, fairly compensated and sufficiently incentivized to remain with the Company. In addition, the Compensation Committee takes into consideration that approximately one-third of the Peer Group, including all of the other major hospital operators, provide meaningful "employer paid" supplemental retirement plans.

Allocation of Compensation Elements and Tally Sheets

The Compensation Committee considers the forms in which total compensation will be paid to executive officers and seeks to achieve an appropriate balance between base salary, annual cash incentive awards and long-term incentive awards. The Compensation Committee determines the size of each element based primarily on Peer Group data and individual and Company performance. The percentage of compensation that is contingent on achievement of performance criteria typically increases in correlation to an NEO's responsibilities within the Company, with at-risk performance-based incentive compensation making up a greater percentage of total compensation for the most senior executive officers. The Compensation Committee believes that total compensation should be targeted within the range of compensation for comparable executives at companies in the Peer Group, and that it should also take into account other relevant factors such as the NEO's unique roles and responsibilities, his or her performance over a period of years, experience, results and internal equity. Accordingly, the compensation of an NEO may be above or below the median of the applicable range of compensation paid by our Peer Group.

The Compensation Committee uses tally sheets to review the compensation of the NEOs, which show the cumulative impact of all elements of compensation. These tally sheets include detailed information and dollar amounts for the last three years for each component of compensation, the value of all equity granted to each NEO, and the value of welfare and retirement benefits and severance payments. Tally sheets provide the Compensation Committee with the relevant information necessary to determine whether the balance between long-term and short-term compensation, as well as fixed and variable compensation, is consistent with the overall compensation philosophy of the Company.

40	2015 Proxy Statement | LifePoint Hospitals, Inc.

COMPENSATION DISCUSSION AND ANALYSIS

Currently, the Compensation Committee awards stock options in combination with performance-based RSUs. In administering the Company's equity-based incentive programs, the Compensation Committee regularly evaluates the total cost of such programs and considers the impact of stockholder dilution in making its award determinations.

Assessment of Compensation Consultant Independence

The Compensation Committee has retained, without recommendation from management, Mercer as its independent compensation consultant pursuant to a written consulting agreement. Mercer is a subsidiary of Marsh & McLennan Companies, Inc., and, as a result, has over 500 affiliates that operate in numerous distinct areas of business unrelated to Mercer's compensation consulting practice. The Company paid Mercer and its affiliates an aggregate of $436,347 during 2014, of which $302,483 was for Mercer's services as compensation consultant. Neither the Compensation Committee nor the Board of Directors approved in advance the services of Mercer or its affiliates that were not related to executive compensation. Pursuant to NASDAQ's listing standards, if the Compensation Committee chooses to use a compensation consultant, the Committee must assess the consultant's independence. The Compensation Committee assessed Mercer's independence, taking into account the following factors:

•
provision of other services to the Company by Mercer and its affiliates other than its services to the Compensation Committee;

•
the amount of fees paid by the Company to the consultant and its affiliates as a percent of the consultant's total revenue;

•
the policies and procedures the consultant has in place to prevent conflicts of interest;

•
any business or personal relationships between the consultant and the members of the Compensation Committee;

•
any ownership of Company stock by the individuals performing consulting services for the Compensation Committee; and

•
any business or personal relationship of Mercer with an executive officer of the Company.

After consideration of the factors above, the Compensation Committee determined that Mercer is independent and that no conflicts of interest exist.

The Compensation Committee's Charter, which sets out its duties and responsibilities, can be found on the Company's website under the "Investor Relations — Corporate Governance" section at www.LifePointHospitals.com.

Role of the Chief Executive Officer

Mr. Carpenter, our Chief Executive Officer, provides input regarding compensation recommendations relating to the other NEOs to Mr. Bumpus or directly to Mr. Evans, but does not play any role with respect to any matter affecting his own compensation.

The Company's Lead Director directly and significantly influences compensation decisions made with respect to Mr. Carpenter. Mr. Shell, the Company's current Lead Director, reviews Mr. Carpenter's performance based on his observations and with input from all other independent directors. Mr. Shell then discusses these performance results with Mr. Evans, the Compensation Committee Chair, and they jointly provide recommendations regarding Mr. Carpenter's compensation to the Compensation Committee. Mr. Shell also discusses the results of this performance review with Mr. Carpenter.

Role of the Compensation Consultant

The compensation consultant reports directly to the Compensation Committee, and the Committee may replace Mercer or hire additional consultants at any time. A representative of the compensation consultant attends meetings of the Compensation Committee and meets alone in executive session without management present, as requested, and communicates with the Compensation Committee Chair between meetings.

During 2014, Mercer performed the following specific services:

•
provided updates on executive compensation trends and external developments;

•
provided an analysis of board of director compensation levels;

•
provided an annual competitive evaluation of each compensation element and total compensation for the NEOs;

•
provided information on CEO total compensation to the Compensation Committee, without prior review by the CEO;
LifePoint Hospitals, Inc. | 2015 Proxy Statement	41

COMPENSATION DISCUSSION AND ANALYSIS

•
reviewed Compensation Committee agendas and supporting materials in advance of each meeting, and raised questions/issues with management and/or the Compensation Committee Chair, as appropriate; and
•
reviewed drafts and commented on this Compensation Discussion and Analysis and the related compensation tables for this Proxy Statement.

Other Compensation Policies and Information

Additional Compensation Elements

Benefits

The NEOs are eligible to participate in the Company's health and welfare programs, 401(k) plan (including discretionary matches), and other employee recognition programs on the same basis as other employees. The Company offers all employees group life, disability, medical, dental and vision insurance and other comparable benefits.

Deferred Compensation Plan

The NEOs and certain other senior executives and employed physicians of the Company are eligible to participate in the Company's deferred compensation plan (the "Deferred Compensation Plan"). Pursuant to the Deferred Compensation Plan, a participant may defer up to 50% of their annual base compensation and up to 100% of any annual cash incentive award. The Deferred Compensation Plan was amended at the end of 2014 to allow participants to defer up to 100% of any performance-based restricted stock units if allowed under the applicable restricted stock unit agreement. In addition, the Company may provide a matching contribution on behalf of our NEOs based on the amount of compensation deferred by the NEO. The matching contribution is subject to certain requirements, including a limit on the amount of deferred compensation that may be matched per year and a minimum period of time the NEOs must elect to defer payment. As of April 10, 2015, none of the NEOs have made deferrals that are eligible for this matching contribution.

Management Stock Purchase Plan

The Company also has a Management Stock Purchase Plan (the "MSPP"), which historically has been available to approximately 330 management level employees of the Company, including the NEOs. In 2012, the Board of Directors decided to suspend the right of employees to acquire shares under the MSPP. The MSPP will remain suspended until the Board of Directors reinstates the plan or takes other appropriate action.

Supplemental Long-Term Disability Plan

The Company has a supplemental long-term disability plan to accommodate certain employees, including the NEOs, who cannot receive a maximum payout under the existing long-term disability plan because of limitations within the plan.

No Supplemental Retirement Plan

The Company does not provide a separate supplemental executive retirement plan to our NEOs.

No Perquisites

The Company does not provide perquisites such as cars or car allowances, club memberships, financial planning or tax preparation assistance.

Stock Ownership Guidelines

The Compensation Committee has established stock ownership guidelines applicable to senior executives (including the NEOs) and non-employee directors. These ownership guidelines provide that the subject persons should own Common Stock equal in value to three times their annual salary (or, in the case of directors, their annual retainer).

The table to the right reflects the minimum stock ownership requirement applicable to each NEO and the value of actual stock owned by each NEO based on the closing price of the Company's Common Stock on December 31, 2014. The Compensation Committee monitors compliance with these guidelines on an annual basis.

Name	Minimum Stock Ownership Requirement	Value of Shares Owned as of 12/31/14

William F. Carpenter III	$3,150,000	$40,275,569

David M. Dill	$1,950,000	$20,001,695

Leif M. Murphy	$1,800,000	$6,157,222

Paul D. Gilbert	$1,545,000	$4,119,580

John P. Bumpus	$1,275,000	$9,426,035

42	2015 Proxy Statement | LifePoint Hospitals, Inc.

COMPENSATION DISCUSSION AND ANALYSIS

Recoupment Policy

Senior executives, including the NEOs, are subject to a Recoupment Policy Relating to Unearned Incentive Compensation of Executive Officers (the "Recoupment Policy"). Generally, the Recoupment Policy provides that if the Board of Directors determines that a senior executive has committed fraud that requires the Company to restate its financial statements, the Board of Directors may take, in its discretion, such action as it deems appropriate with respect to the fraud.

The Board of Directors will, in all cases it determines appropriate, require reimbursement of any incentive compensation paid to an executive subject to the Recoupment Policy. The Board of Directors may also require reimbursement from executives subject to the Recoupment Policy of gains realized upon the exercise of any equity-based awards previously made to such person that vested after the date of adoption of the Recoupment Policy. The Recoupment Policy allows for reimbursement from an executive subject to the Recoupment Policy only if and to the extent that (a) the amount paid to or realized by the executive was calculated based on the achievement of certain financial results that were subsequently reduced due to the restatement, (b) the Board of Directors determines that the executive actually committed a fraud obligating the Company to restate its financial statements, and (c) the amount of the incentive compensation paid to, or the amount of the gains realized by, an executive subject to the Recoupment Policy, had the financial results not been restated, would have been lower than the amount actually paid or realized. The Board of Directors will not seek to recover compensation paid or amounts realized more than three years prior to the date that the applicable restatement is first publicly disclosed.

Change in Control Protections

The NEOs are covered by the Company's Change in Control Plan, which has a "double trigger," providing cash payments and certain benefits to the NEOs on a change in control, only if the employment of the NEOs is subsequently terminated or materially diminished. For more information about the Change in Control Plan, please see the "Potential Payments upon Termination or Change in Control" section on page 50.

Derivatives Trading and Anti-Hedging and Anti-Pledging Policies

Under our Insider Trading Policy, all directors and employees located at our Hospital Support Center, including the NEOs, are required to receive the permission of the Company's Chief Legal Officer or Corporate Secretary prior to entering into any transactions in Company securities, including gifts, grants and transactions involving derivatives. Generally, trading is permitted only during announced trading periods. Employees who are subject to trading restrictions, including the NEOs, may enter into a trading plan under Rule 10b5-1 of the 1934 Act. These trading plans may be entered into only during an open trading period and must be approved by the Company. The NEO bears full responsibility if he or she violates Company policy by permitting shares to be bought or sold without pre-approval or when trading is restricted. NEOs are prohibited from entering into hedging transactions. Pledge arrangements must be pre-approved by the Company's Chief Legal Officer on a case-by-case basis, after consideration of the particular facts and circumstances of the request, as described on page 29. There are no pledging arrangements currently in place.

LifePoint Hospitals, Inc. | 2015 Proxy Statement	43

EXECUTIVE COMPENSATION

EXECUTIVE COMPENSATION

Executive Officers of the Company

The following list identifies the name, age and position(s) of the executive officers and other significant employees of the Company:

Name	Age	Position

William F. Carpenter III	60	Chairman and Chief Executive Officer

David M. Dill	46	President and Chief Operating Officer

Leif M. Murphy	47	Executive Vice President, Chief Financial Officer and Chief Development Officer

Paul D. Gilbert	48	Executive Vice President, Chief Legal Officer and Corporate Governance Officer

John P. Bumpus	54	Executive Vice President and Chief Administrative Officer

Michael S. Coggin	45	Senior Vice President and Chief Accounting Officer

Russell L. Holman, M.D.	47	Chief Medical Officer

Donald J. Bivacca	53	President — Western Group

R. Scott Raplee	49	President — Central Group

Jeffrey G. Seraphine	45	President — Eastern Group

The term of each executive officer runs until his successor is appointed by the Board, or until his earlier death, resignation or removal. Below is a biographical summary of the experience of the executive and senior officers of the Company. Information pertaining to Mr. Carpenter, who is both a director and an executive officer of the Company, may be found in the section entitled "Continuing Directors: Class III Directors" on page 20.

David M. Dill has served as President of the Company since January 2011 and as Chief Operating Officer of the Company since April 2009. Mr. Dill served as Executive Vice President from February 2008 to January 2011. Mr. Dill joined the Company in July 2007 as Chief Financial Officer and continued to serve in that role until April 2009. From March 2006 until Mr. Dill joined the Company, he served as executive vice president of Fresenius Medical Care North America and as chief executive officer of one of two United States divisions of Fresenius Medical Care Services, a wholly owned subsidiary of Fresenius Medical Care AG & Co. KGaA. Mr. Dill previously served as executive vice president, chief financial officer and treasurer of Renal Care Group, Inc., a publicly traded dialysis services company, from November 2003 until Renal Care Group was acquired by Fresenius Medical Care in March 2006. From 1996 to November 2003, Mr. Dill served in various finance and accounting roles with Renal Care Group, Inc. Mr. Dill served as a member of the board of directors of Psychiatric Solutions, Inc., a behavioral health services company, from 2005 until 2010.

Leif M. Murphy has served as Executive Vice President and Chief Development Officer since joining the Company in October 2011. In addition, Mr. Murphy has served as the Company's Chief Financial Officer since September 14, 2013. From October 2008 to October 2011, Mr. Murphy served as president and chief executive officer of DSI Renal, Inc., a dialysis services company. Mr. Murphy was senior vice president and treasurer at Caremark, Inc., the largest pharmacy healthcare provider in the United States, from April 2006 to October 2008. From 1999 to 2006, Mr. Murphy served in various senior leadership roles with Renal Care Group, Inc. and its predecessors.

Paul D. Gilbert has served as Executive Vice President, Chief Legal Officer and Corporate Governance Officer of the Company since February 2008 and also served as Corporate Secretary from December 15, 2010 until June 6, 2012. From February 2009 until October 2011, Mr. Gilbert also served as the Company's Chief Development Officer. From August 2006 until February 2008, Mr. Gilbert served as Senior Vice President, General Counsel, Secretary and Corporate Governance Officer of the Company. Prior to such time, Mr. Gilbert was a partner in the law firm of Waller Lansden Dortch & Davis, LLP from January 1999 to August 2006. While in private practice, Mr. Gilbert advised hospitals and healthcare systems in the acquisition, affiliation, joint venture, sale or merger of acute care hospitals and behavioral or psychiatric hospitals throughout the United States and the Caribbean.

44	2015 Proxy Statement | LifePoint Hospitals, Inc.

EXECUTIVE COMPENSATION

John P. Bumpus has served as Executive Vice President and Chief Administrative Officer of the Company since February 2008. From April 2005 until February 2008, Mr. Bumpus served as Senior Vice President, Human Resources and Administration of the Company. Prior to joining the Company in April 2005, Mr. Bumpus served as vice president — human resources with Province Healthcare Company.

Michael S. Coggin has served as Senior Vice President and Chief Accounting Officer of the Company since December 2008. From September 2007 until December 2008, Mr. Coggin served as chief financial officer of Specialty Care Services Group, a multi-service line healthcare provider primarily focused on providing perfusion and auto-transfusion services to hospitals. Mr. Coggin was a senior vice president in the finance, accounting and internal audit groups of Renal Care Group, Inc. from April 2004 until its acquisition by Fresenius Medical Care AG & Co. KGaA in March 2006. Following the acquisition, Mr. Coggin provided finance and accounting oversight for business units within the East Division of Fresenius. Prior to that time, Mr. Coggin was an audit manager at KPMG Peat Marwick in Nashville, Tennessee.

Russell L. Holman, M.D. became the Company's Chief Medical Officer in February 2013. Dr. Holman oversees the Company's quality and clinical effectiveness, care management, disease management, patient safety and satisfaction, physician engagement, appropriateness of care and ancillary resource utilization. Prior to joining the Company, Dr. Holman served as chief clinical officer of Cogent HMG, where he served in executive leadership roles for eight years. Previously, he served as medical director of hospital services for HealthPartners Medical Group & Clinics in Bloomington, Minnesota, and assistant director of the Internal Medicine Residency Program at the University of Minnesota. Among Dr. Holman's professional accomplishments, in 1996 he founded one of the earliest hospitalist programs for Regions Hospital in St. Paul, Minnesota. In 2000, he created one of the nation's first postgraduate Fellowship Programs in Hospital Medicine for HPMG&C. In 2007, he co-authored and edited the textbook, Comprehensive Hospital Medicine. Dr. Holman is one of only 16 Masters in Hospital Medicine in the United States.

Donald J. Bivacca has served as President of the Company's Western Group since February 2013, and has responsibility for 17 hospitals in Alabama, Arizona, Colorado, Florida, Kansas, Louisiana, Nevada, New Mexico, Texas, Utah and Wyoming. Prior to assuming his current position, Mr. Bivacca served as President of the Company's National Division. He has also served as National Division Chief Operating Officer and National Division Chief Financial Officer since joining the Company in April 2004. From 1999 to 2004, Mr. Bivacca served as chief operating officer/owner of ARx, a privately held accounts receivable company specializing in healthcare collections. Mr. Bivacca also served as mid-Atlantic division chief financial officer of Columbia/HCA from 1997 to 1999, and as controller and chief financial officer of various healthcare facilities owned by HCA from 1986 to 1997.

R. Scott Raplee began serving as President of the Company's Central Group in February 2013 and has direct financial and operations responsibility for 21 hospitals in the Georgia, Indiana, Kentucky, Mississippi, Tennessee and West Virginia markets. Mr. Raplee is a founding employee of LifePoint and began his tenure as the Company's National Division Chief Financial Officer in 1999. Since then, he has served in various roles, including as Operations Chief Financial Officer, Senior Vice President and Operations President, and Senior Vice President and President of Operations Planning and Support, until his appointment as Central Group President.

Jeffrey G. Seraphine has served as President of the Company's Eastern Group since February 2013 and has responsibility for 20 hospitals, including all of the Duke LifePoint hospitals, located in Michigan, Virginia, North Carolina and Pennsylvania. Mr. Seraphine is a founding employee of the Company and, since 1999, has served in various roles, including as President of the Company's Delta Division and as CEO of several of the Company's hospitals. Prior to joining LifePoint, Mr. Seraphine served in hospital administration roles with Hospital Corporation of America (HCA) in Florida.

LifePoint Hospitals, Inc. | 2015 Proxy Statement	45

EXECUTIVE COMPENSATION

Summary Compensation Table

The table below sets forth the compensation of the Company's Named Executive Officers, which consist of the CEO, the CFO, and the three other most highly compensated executive officers who were serving as executive officers on December 31, 2014.

Name and Principal Position	Year	Salary	Bonus(1)	Stock Awards(2)	Option Awards(3)	Non-Equity Incentive Plan Compen- sation(4)	All Other Compen- sation	Total

William F. Carpenter III	2014	$1,050,000	—	$6,287,450	$2,720,250	$2,283,750	—	$12,341,450
Chairman and	2013	1,000,000	—	4,434,000	2,394,000	520,000	—	8,348,000
Chief Executive Officer	2012	978,192	—	4,053,792	2,435,320	1,495,000	—	8,962,304

David M. Dill	2014	$650,000	—	$3,106,740	$1,395,000	$1,272,375	—	$6,424,115
President and	2013	625,000	—	2,217,000	1,197,000	292,500	—	4,331,500
Chief Operating Officer	2012	607,692	—	2,033,682	1,217,660	840,938	—	4,699,972

Leif M. Murphy	2014	$600,000	—	$2,219,100	$906,750	$978,750	—	$4,704,600
Executive Vice President,	2013	481,154	—	1,567,950	894,600	189,150	—	3,132,854
Chief Financial Officer and	2012	454,616	—	806,982	487,064	521,381	—	2,270,043
Chief Development Officer

Paul D. Gilbert	2014	$515,000	—	$1,257,490	$530,100	$840,094	—	$3,142,684
Executive Vice President,	2013	500,000	—	886,800	478,800	195,000	—	2,060,600
Chief Legal Officer and	2012	485,462	—	799,400	487,064	560,625	—	2,332,551
Corporate Governance
Officer

John P. Bumpus	2014	$425,000	—	$1,035,580	$404,550	$600,844	—	$2,465,974
Executive Vice President,	2013	375,000	—	753,780	418,950	126,750	—	1,674,480
Chief Administrative	2012	370,962	—	686,601	426,181	364,406	—	1,848,150
Officer

(1)
Reflects discretionary cash bonuses. No such bonuses were paid in 2012, 2013 or 2014.

(2)
Reflects the grant date fair value for restricted stock awards and RSUs granted under the LTIP and RSUs granted under the 2013 Plan, as applicable, in accordance with ASC 718-10. Excludes the impact of changes in the fair value of performance-based awards that will be settled in cash and that have been classified as a liability, when applicable. The assumptions used in calculating the values are set forth in Note 9 to the Company's financial statements included in the 2014 Annual Report on Form 10-K.

(3)
Reflects the grant date fair value for stock option awards granted under the LTIP and the 2013 Plan, as applicable, in accordance with ASC 718-10. The assumptions used in calculating the values are set forth in Note 9 to the Company's financial statements included in the 2014 Annual Report on Form 10-K.

(4)
Reflects annual cash incentive awards earned under the Executive Performance Incentive Plan ("EPIP").
46	2015 Proxy Statement | LifePoint Hospitals, Inc.

EXECUTIVE COMPENSATION

Grants of Plan-Based Awards

The following table provides information about equity and non-equity incentive plan awards granted to the NEOs in 2014, including: (1) the grant date; (2) possible future payouts under non-equity incentive plan awards and estimated future payouts under equity incentive plan awards; (3) the number of shares underlying all other stock awards; (4) the number of shares underlying all other stock option awards; (5) the exercise price of the stock option awards, which reflects the closing price of the Common Stock on the most recent trading date before the date of grant; and (6) the grant date fair value of each equity award computed under ASC 718-10.

								All Other	All Other
					Estimated Future Payouts			Stock	Option
		Estimated Future Payouts Under			Under Equity Incentive Plan			Awards:	Awards:		Grant Date
		Non-Equity Incentive Plan Awards(1)			Awards(2)			Number of	Number of	Exercise or	Fair Value of
								Shares of	Securities	Base Price	Stock and
	Grant							Stock or	Underlying	of Option	Option
Name	Date	Threshold	Target	Maximum	Threshold	Target	Maximum	Units	Options	Awards(3)	Awards(4)

Carpenter	N/A	$52,500	$1,050,000	$2,625,000	—	—	—	—	—	$—	$—
	02/25/14	—	—	—	—	85,000	—	—	—	—	6,287,450
	02/25/14	—	—	—	—	—	—	—	195,000	52.90	2,720,250

Dill	N/A	$29,250	$585,000	$1,462,500	—	—	—	—	—	$—	$—
	02/25/14	—	—	—	—	42,000	—	—	—	—	3,106,740
	02/25/14	—	—	—	—	—	—	—	100,000	52.90	1,395,000

Murphy	N/A	$22,500	$450,000	$1,125,000	—	—	—	—	—	$—	$—
	02/25/14	—	—	—	—	30,000	—	—	—	—	2,219,100
	02/25/14	—	—	—	—	—	—	—	65,000	52.90	906,750

Gilbert	N/A	$19,313	$386,250	$965,625	—	—	—	—	—	$—	$—
	02/25/14	—	—	—	—	17,000	—	—	—	—	1,257,490
	02/25/14	—	—	—	—	—	—	—	38,000	52.90	530,100

Bumpus	N/A	$13,813	$276,250	$690,625	—	—	—	—	—	$—	$—
	02/25/14	—	—	—	—	14,000	—	—	—	—	1,035,580
	02/25/14	—	—	—	—	—	—	—	29,000	52.90	404,550

(1)
Reflects annual cash incentive awards granted under the EPIP where receipt is contingent upon the achievement of certain performance goals. Threshold amount is equal to 5% of target amount. Maximum amount is equal to 250% of base salary for Mr. Carpenter, 225% of base salary for Mr. Dill, 187.5% of base salary for Messrs. Gilbert and Murphy, and 162.5% of base salary for Mr. Bumpus. For more information about the cash bonus awards and performance goals for the NEOs, please refer to the section above entitled "Compensation Discussion and Analysis."

(2)
Reflects RSUs where vesting is contingent upon the achievement of certain performance goals defined by the Compensation Committee and continued employment with the Company through the third anniversary of the date of grant. For more information about the performance criteria for the NEOs, please refer to the section above entitled "Compensation Discussion and Analysis."

(3)
Reflects the fair market value of a share of Common Stock on the date of grant, defined in the 2013 Plan as the closing sales price of the Common Stock on the trading day immediately preceding the date of grant.

(4)
Reflects the grant date fair value of stock and option awards granted under the 2013 Plan in accordance with ASC 718-10. Excludes the impact of changes in the fair value of performance-based awards that will be settled in cash and that have been classified as a liability, when applicable. The assumptions used in calculating the grant date fair values of option awards are set forth in Note 9 to the Company's financial statements included in the 2014 Annual Report on Form 10-K.
LifePoint Hospitals, Inc. | 2015 Proxy Statement	47

EXECUTIVE COMPENSATION

Outstanding Equity Awards at Fiscal Year-End

The following tables provide information on the current holdings of option and stock awards for each NEO outstanding as of the end of the 2014 fiscal year. These tables include unexercised and unvested option awards and unvested restricted stock and RSU awards with vesting conditions that were not satisfied as of December 31, 2014. Each equity grant is shown separately for each NEO. The vesting schedule for each outstanding award is shown following these tables, based on the option or stock award grant date. For additional information about the option and other equity awards, see the description of equity-based incentive compensation in the section above entitled "Compensation Discussion and Analysis."

Option Awards
				Equity Incentive
				Plan Awards:
				Number of
		Number of		Securities
		Securities Underlying Unexercised		Underlying
		Options		Unexercised	Option	Option
	Option Award			Unearned	Exercise	Expiration
Name	Grant Date	Exercisable	Unexercisable	Options	Price	Date

Carpenter	02/28/08	100,000	—	—	$25.79	02/28/2018
	02/24/09	200,000	—	—	21.41	02/24/2019
	02/23/10	235,000	—	—	31.51	02/23/2020
	02/23/11	165,000	—	—	35.88	02/23/2021
	02/21/12	133,334	66,666(1)	—	39.97	02/21/2022
	02/19/13	66,666	133,334(2)	—	44.34	02/19/2023
	02/25/14	—	195,000(3)	—	52.90	02/25/2024

Dill	05/08/07	90,000	—	—	$38.22	05/08/2017
	02/28/08	45,000	—	—	25.79	02/28/2018
	02/24/09	60,000	—	—	21.41	02/24/2019
	02/23/10	60,000	—	—	31.51	02/23/2020
	02/23/11	70,000	—	—	35.88	02/23/2021
	02/21/12	66,667	33,333(1)	—	39.97	02/21/2022
	02/19/13	33,333	66,667(2)	—	44.34	02/19/2023
	02/25/14	—	100,000(3)	—	52.90	02/25/2024

Murphy	12/13/11	50,000	—	—	$36.29	12/13/2021
	02/21/12	26,667	13,333(1)	—	39.97	02/21/2022
	02/19/13	13,333	26,667(2)	—	44.34	02/19/2023
	09/10/13	11,666	23,334(4)	—	45.41	09/10/2023
	02/25/14	—	65,000(3)	—	52.90	02/25/2024

Gilbert	02/21/12	—	13,334(1)	—	$39.97	02/21/2022
	02/19/13	13,333	26,667(2)	—	44.34	02/19/2023
	02/25/14	—	38,000(3)	—	52.90	02/25/2024

Bumpus	02/24/09	15,000	—	—	$21.41	02/24/2019
	02/23/10	45,000	—	—	31.51	02/23/2020
	02/23/11	35,000	—	—	35.88	02/23/2021
	02/21/12	23,334	11,666(1)	—	39.97	02/21/2022
	02/19/13	11,666	23,334(2)	—	44.34	02/19/2023
	02/25/14	—	29,000(3)	—	52.90	02/25/2024

(1)
These options became exercisable on February 21, 2015.

(2)
One-half of these options became exercisable on February 19, 2015 and the remainder will become exercisable on February 19, 2016.

(3)
One-third of these options became exercisable on February 25, 2015, and the remaining two-thirds will become exercisable one-half on February 25, 2016 and the remainder on February 25, 2017.

(4)
One-half of this one-time, special grant of options becomes exercisable on each of September 10, 2015 and September 10, 2016.
48	2015 Proxy Statement | LifePoint Hospitals, Inc.

EXECUTIVE COMPENSATION

		Stock Awards
					Equity Incentive Plan
				Equity Incentive Plan	Awards: Market or
				Awards: Number of	Payout Value of
		Number of Shares	Market Value of	Unearned Shares,	Unearned Shares,
		or Units of Stock	Shares or Units of	Units or Other Rights	Units or Other Rights
	Stock Award	That Have Not	Stock That Have Not	That Have Not	That Have Not
Name	Grant Date	Vested	Vested(7)	Vested	Vested(7)

Carpenter	01/03/12	2,660(1)	$191,281	—	$—
	02/21/12	100,000(2)	7,191,000	—	—
	07/02/12	2,520(3)	181,213	—	—
	02/19/13	—	—	100,000(4)	7,191,000
	02/25/14	—	—	85,000(5)	6,112,350

Dill	01/03/12	1,648(1)	118,508	—	—
	02/21/12	50,000(2)	3,595,500	—	—
	07/02/12	1,561(3)	112,252	—	—
	02/19/13	—	—	50,000(4)	3,595,500
	02/25/14	—	—	42,000(5)	3,020,220

Murphy	02/21/12	20,000(2)	1,438,200	—	—
	07/02/12	624(3)	44,872	—	—
	02/19/13	—	—	20,000(4)	1,438,200
	09/10/13	—	—	15,000(6)	1,078,650
	02/25/14	—	—	30,000(5)	2,157,300

Gilbert	02/21/12	20,000(2)	1,438,200	—	—
	02/19/13	—	—	20,000(4)	1,438,200
	02/25/14	—	—	17,000(5)	1,222,470

Bumpus	01/03/12	330(1)	23,730	—	—
	02/21/12	17,000(2)	1,222,470	—	—
	07/02/12	318(3)	22,867	—	—
	02/19/13	—	—	17,000(4)	1,222,470
	02/25/14	—	—	14,000(5)	1,006,740

(1)
These shares of restricted stock purchased pursuant to the MSPP became unrestricted on January 3, 2015.

(2)
The restricted stock granted to the executives on February 21, 2012 became unrestricted on February 21, 2015.

(3)
These shares of restricted stock purchased pursuant to the MSPP will become unrestricted on July 2, 2015.

(4)
Vesting of these RSUs is conditioned upon (i) the executive's continued employment with the Company through February 19, 2016 and (ii) achievement in fiscal year 2013, 2014 or 2015 of either Revenues of $3,706.8 million or Adjusted EBITDA of $561.2 million.

(5)
Vesting of these RSUs is conditioned upon (i) the executive's continued employment with the Company through February 25, 2017 and (ii) the Company's three-year annualized TSR as of December 31, 2016 relative to the TSR Peer Index.

(6)
Reflects a one-time special grant of RSUs in connection with Mr. Murphy's appointment as CFO. Vesting of these restricted stock units is conditioned upon (i) Mr. Murphy's continued employment with the Company through September 10, 2016 and (ii) achievement in fiscal year 2014 or 2015 of either Revenues of $3,706.8 million or Adjusted EBITDA of $561.2 million.

(7)
Reflects the value of restricted stock and RSUs based on the closing price of the Common Stock as of December 31, 2014.
LifePoint Hospitals, Inc. | 2015 Proxy Statement	49

EXECUTIVE COMPENSATION

Option Exercises and Stock Vested at Fiscal Year-End

The following table provides information for each NEO on (1) stock option awards exercised during 2014, including the number of shares acquired upon exercise and the value realized, and (2) the number of shares acquired during 2014 upon the vesting of restricted stock awards and the value realized, each before payment of any applicable withholding tax and brokerage commission.

	Option Awards		Stock Awards

Name	Number of Shares Acquired on Exercise	Value Realized On Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting

Carpenter	125,000	$2,591,975	155,465	$8,251,133

Dill	—	—	40,197	2,142,298

Murphy	100,000	3,573,660	—	—

Gilbert	40,000	824,297	20,000	1,058,400

Bumpus	20,000	387,882	17,644	936,737

Potential Payments upon Termination or Change in Control

The Company has entered into certain agreements and maintains certain plans that will require the Company to provide compensation to NEOs in the event of a termination of employment or a change in control of the Company.

The amount of compensation payable to Mr. Carpenter if certain events had occurred on December 31, 2014 is shown in the table below.

Event	Cash Payments	Stock Options (unvested)	Restricted Stock (unvested)	RSUs (unvested)	Insurance Benefits	Excise Tax Gross-up

Involuntary termination without cause	$3,140,000(1)	$—	$—	$—	$44,260(5)	$—

Termination related to change in control	6,300,000(2)	9,512,280(3)	7,470,371(4)	13,303,350(4)	21,890(6)	7,272,332(7)

(1)
Reflects a severance payment of Mr. Carpenter's base salary as of December 31, 2014 for 24 months after termination plus an amount equal to two times the last bonus payment made to Mr. Carpenter in the prior fiscal year in accordance with the Carpenter Severance Agreement. The severance payment to Mr. Carpenter is payable in several installments.

(2)
Reflects a severance payment of three times the sum of (a) the rate of Mr. Carpenter's normal annual compensation, which rate shall not be less than the highest rate in effect during the six-month period immediately prior to the change in control, plus (b) Mr. Carpenter's target annual cash incentive award amount, in accordance with the Change in Control Plan.

(3)
Reflects the intrinsic value of the outstanding, unvested stock options, which become vested in accordance with the LTIP or the 2013 Plan, as applicable, in the event either (a) a surviving or acquiring entity does not assume such options or substitute similar awards for such options or (b) a surviving or acquiring entity assumes such options or substitutes such options with similar awards but Mr. Carpenter's employment is terminated without cause or for good reason, as set forth in the LTIP or the 2013 Plan, as applicable.

(4)
Reflects the intrinsic value of the outstanding, unvested restricted shares of Common Stock and RSUs, which become vested in accordance with the (i) LTIP and the 2013 Plan in the event either (a) a surviving or acquiring entity does not assume such restricted shares and RSUs or substitute similar awards for such restricted shares and RSUs or (b) a surviving or acquiring entity assumes such restricted shares and RSUs or substitutes such restricted shares and RSUs with similar awards but Mr. Carpenter's employment is terminated without cause or for good reason, as set forth in the LTIP or the 2013 Plan, as applicable, and (ii) MSPP.

(5)
Reflects the premiums for medical, dental, accidental death and dismemberment and life insurance benefits for a 24-month period in accordance with the Carpenter Severance Agreement, as discussed further on page 51.

(6)
Reflects the premiums for medical, dental and life insurance benefits for a 12-month period in accordance with the Change in Control Plan.

(7)
Reflects a payment of all excise taxes imposed under Section 4999 of the Internal Revenue Code and any income and excise taxes that are payable as a result of any reimbursements for Section 4999 excise taxes in accordance with the Change in Control Plan. This calculation assumes maximum federal and state income and Medicare tax rates and is based on a five-year average of earnings reported on Form W-2 for the tax years 2009 through 2013. The Company does not expect that any such excise taxes will be imposed.
50	2015 Proxy Statement | LifePoint Hospitals, Inc.

EXECUTIVE COMPENSATION

The amount of compensation payable to each other NEO entitled to benefits if a termination related to a change in control had occurred on December 31, 2014 is shown in the table below.

Executive	Cash Payments(1)	Stock Options (unvested)(2)	Restricted Stock (unvested)(3)	RSUs (unvested)(3)	Insurance Benefit(4)	Excise Tax Gross-up(5)

Dill	$3,705,000	$4,803,665	$3,768,570	$6,615,720	$19,637	$4,398,228

Murphy	3,150,000	3,015,066	1,471,854	4,674,150	20,019	4,007,711

Gilbert	2,703,750	1,883,477	1,438,200	2,660,670	15,130	—

Bumpus	2,103,750	1,567,220	1,257,418	2,229,210	20,444	1,558,261

(1)
Reflects a severance payment of three times the sum of (a) the rate of the executive's normal annual compensation, which rate shall not be less than the highest rate in effect during the six-month period immediately prior to the change in control, plus (b) the executive's target annual cash incentive award amount, in accordance with the Change in Control Plan.

(2)
Reflects the intrinsic value of the outstanding, unvested options, which become vested in accordance with the LTIP or the 2013 Plan, as applicable, in the event either (a) a surviving or acquiring entity does not assume such options or substitute similar awards for such options or (b) a surviving or acquiring entity assumes such options or substitutes such options with similar awards but the executive's employment is terminated without cause or for good reason, as set forth in the LTIP and the 2013 Plan, as applicable.

(3)
Reflects the intrinsic value of the outstanding, unvested restricted shares of Common Stock and RSUs, which become vested in accordance with the (i) the LTIP or the 2013 Plan, as applicable, in the event either (a) a surviving or acquiring entity does not assume such restricted shares and RSUs or substitute similar awards for such restricted shares and RSUs or (b) a surviving or acquiring entity assumes such restricted shares and RSUs or substitutes such restricted shares and RSUs with similar awards but the executive's employment is terminated without cause or for good reason, as set forth in the LTIP or the 2013 Plan, as applicable, and (ii) MSPP.

(4)
Reflects the premiums for medical, dental and life insurance benefits for a 12-month period in accordance with the Change in Control Plan.

(5)
Reflects a payment of all excise taxes imposed under Section 4999 of the Internal Revenue Code and any income and excise taxes that are payable as a result of any reimbursements for Section 4999 excise taxes in accordance with the Change in Control Plan. This calculation assumes maximum federal and state income and Medicare tax rates and is based on a five-year average of earnings reported on Form W-2 for the tax years 2009 through 2013. The Company does not expect that any such excise taxes will be imposed.

Employment and Termination Agreements

On December 11, 2012, HSCGP, LLC, a wholly-owned subsidiary of the Company ("HSCGP"), entered into an amendment to the Amended and Restated Executive Severance and Restrictive Covenant Agreement dated December 11, 2008 (the "Carpenter Severance Agreement") with Mr. Carpenter. In the event that Mr. Carpenter is terminated by HSCGP (other than pursuant to a change in control as discussed below), the Carpenter Severance Agreement specifies the respective rights and obligations of HSCGP and Mr. Carpenter. The amendment to the Carpenter Severance Agreement modifies the agreement to comply with Section 409A of the Internal Revenue Code (the "Tax Code").

Pursuant to the Carpenter Severance Agreement, Mr. Carpenter continues to be employed at will and receives compensation in an amount determined by the Board of Directors or a committee of the Board. The Carpenter Severance Agreement includes provisions that prohibit Mr. Carpenter from competing with or soliciting employees or consultants of the Company and its affiliates during his employment period and for a period of

24 months thereafter or disclosing confidential information of the Company and its affiliates. The Carpenter Severance Agreement imposes certain obligations on the Company upon the termination of Mr. Carpenter's employment, including, if he is involuntarily terminated, except for "cause" (as defined in the Carpenter Severance Agreement) or in certain circumstances, the continuation of certain benefits for a period of 24 months and the payment of severance (in addition to his salary and any earned but unpaid bonus through the date of termination). Any such severance received by Mr. Carpenter would be conditioned upon Mr. Carpenter's release of all claims against the Company and be paid in a lump sum amount equal to two times the sum of his then current base salary plus an amount equal to his bonus earned for the prior fiscal year. The commencement of the severance payments may be delayed for a period of six months if such delay is required for compliance with Section 409A of the Tax Code.

Other than pursuant to the EPIP, LTIP, 2013 Plan, MSPP, Change in Control Plan, Deferred Compensation Plan and other similar compensation (or deferral) plans, no other NEO is party to any

LifePoint Hospitals, Inc. | 2015 Proxy Statement	51

EXECUTIVE COMPENSATION

severance, employment, confidentiality, non-compete or non-solicitation agreement with the Company.

Retirement and Termination Arrangements

The Company maintains certain compensatory arrangements that are intended to provide payments to the NEOs upon their resignation or retirement. These include the LifePoint Hospitals, Inc. Retirement Plan (the "Retirement Plan"), which is a defined contribution retirement plan that is intended to be qualified under Section 401(a) of the Tax Code. Eligible employees may elect to contribute a portion of their compensation to the Retirement Plan, and the Company may in its discretion provide certain matching and other contributions. The retirement benefit is based solely on the contributions to each employee's account and the investment of those contributions in the Retirement Plan.

Under the EPIP, upon the retirement of a participant in the EPIP during a period when performance goals of an award are achieved, the award may be paid in full or may be prorated based on the number of full months that lapsed in the performance period as of the date of the retirement, at the sole and absolute discretion of the Compensation Committee. Upon the death or disability of a participant in the EPIP, if the Company achieves the performance goals specified in an award, the participant in the EPIP, or such participant's estate, will be eligible to receive payments under the award. Such award may be paid in full or may be prorated based on the number of full months that have elapsed in the performance period as of the date of the death or disability, at the sole and absolute discretion of the Compensation Committee. If, however, the Company fails to achieve the performance goals, the Compensation Committee may also in its discretion pay all or a portion of the award.

Under the MSPP, if an NEO's employment is terminated either for "cause" by the Company or for any reason by the executive, the executive forfeits all rights with respect to any restricted shares of Common Stock purchased under the MSPP, which are automatically cancelled, and has only an unfunded right to receive a cash payment equal to the lesser of (1) the fair market value of such shares on the executive's last day of employment or (2) the aggregate base salary forfeited by the executive as a condition of receiving such shares. If an NEO's employment is terminated without "cause," the executive will receive the lesser of such cash payments, with the Compensation Committee to have the sole discretion as to which of such amounts shall be payable. Under the MSPP, upon retirement of an NEO, the Compensation Committee shall determine, in its discretion, whether all outstanding restrictions with respect to shares of Common Stock purchased under the MSPP shall expire or whether the executive shall instead be treated as though the executive's employment had been terminated by the Company without "cause."

Change in Control Arrangements

The Company maintains the Change in Control Plan for certain corporate employees, including the NEOs. The Change in Control Plan provides benefits to those eligible corporate employees of the Company who (i) are terminated within 18 months of a change in control for any reason other than "cause" (as defined in the Change in Control Plan), (ii) are not offered a position by the Company or a successor entity that is substantially equivalent to the one held with the Company immediately prior to the change in control, or (iii) voluntarily terminates employment within 18 months following a change in control because employment by the successor entity is modified so that the position is no longer "substantially equivalent" (as defined in the Change in Control Plan) to the position immediately held prior to the change in control. Under these circumstances, an affected NEO is entitled to receive a lump sum severance payment of three times the sum of the executive's normal annual compensation, which rate shall not be less than the highest rate in effect during the six-month period immediately prior to the change in control, plus the target cash bonus amount that the executive would be eligible to receive in the year in which the change in control occurs, assuming all performance conditions were achieved. The Company will also provide each NEO, at no greater cost than prior to the change in control, with participation in medical, life, disability and similar benefit plans that were offered to similarly situated employees of the Company immediately prior to the change in control. If these benefits are provided pursuant to continuation rights pursuant to Part 6 of Title I of the Employee Retirement Income Security Act of 1974, the Company will waive all premiums that would otherwise be due by the executive at the time of severance for 12 months. In addition, each participant is indemnified against excise taxes that are imposed on change in control payments under Section 4999 of the Tax Code. Benefits under

52	2015 Proxy Statement | LifePoint Hospitals, Inc.

EXECUTIVE COMPENSATION

this plan are offset by any other payments that the participant is entitled to receive under any other agreement, plan or arrangement upon a change in control of the Company. If a change in control occurs during a period when performance goals of an award have not been achieved, the Compensation Committee, in its discretion, may authorize payment to an NEO of the target bonus amount, or a portion of such amount, that would be payable under an award. The payment of the awards will be made, at the discretion of the Compensation Committee, after the end of the performance period or the change in control.

Under the MSPP, upon a change in control, restricted shares of Common Stock purchased under the MSPP become unrestricted. The LTIP and the

2013 Plan provide for full vesting of outstanding awards granted to employees, including the NEOs, following a change in control to the extent the rights under such awards have not been previously forfeited. Full vesting will only occur if (1) the successor entity does not assume the awards or provide similar awards to replace the awards issued under the LTIP or the 2013 Plan, or, (2) if the awards are assumed or replaced employment is terminated within 18 months (24 months in the case of outstanding awards under the 2013 Plan) after the change in control by the successor entity without cause or by the employee because the position offered by the successor is not substantially equivalent to the one held with the Company immediately prior to the change in control.

LifePoint Hospitals, Inc. | 2015 Proxy Statement	53

OWNERSHIP OF EQUITY SECURITIES OF THE COMPANY

OWNERSHIP OF EQUITY SECURITIES OF THE COMPANY

The tables below set forth certain information as of December 31, 2014 (unless otherwise indicated) regarding beneficial ownership of Common Stock by (1) each person known by the Company to be the beneficial owner of more than 5% of the outstanding Common Stock, (2) each director, nominee for director and NEO of the Company who owns Common Stock and (3) all directors and executive officers as a group. As of December 31, 2014, there were 44,573,060 shares of Common Stock outstanding. Except as otherwise indicated, the beneficial owners listed below have sole voting and investment power with respect to all shares owned by them, except to the extent such power is shared by a spouse under applicable law.

Security Ownership of Certain Beneficial Owners

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class

Dimensional Fund Advisors LP Palisades West, Building One 6300 Bee Cave Road Austin, TX 78746	3,899,071(1)	8.61

BlackRock, Inc. 55 East 52nd Street New York, NY 10022	2,832,389(2)	6.30

The Vanguard Group, Inc. 100 Vanguard Blvd. Malvern, PA 19355	2,683,384(3)	5.92

American Century Investment Management, Inc. 4500 Main Street, 9th Floor Kansas City, MO 64111	2,625,108(4)	5.80

(1)
As reported in the Schedule 13G/A filed on February 5, 2015 with the SEC, the beneficial owner claims to have sole voting power with respect to 3,872,319 shares of Common Stock and sole dispositive power with respect to 3,899,071 shares of Common Stock.

(2)
As reported in the Schedule 13G/A filed on January 30, 2015 with the SEC, the beneficial owner claims to have sole voting power with respect to 2,682,980 shares of Common Stock and sole dispositive power with respect to 2,832,389 shares of Common Stock.

(3)
As reported in the Schedule 13G/A filed on February 10, 2015 with the SEC, the beneficial owner claims to have sole voting power with respect to 29,971 shares of Common Stock, sole dispositive power with respect to 2,657,413 shares of Common Stock and shared dispositive power with respect to 25,971 shares of Common Stock.

(4)
As reported in the Schedule 13G/A filed on February 10, 2015 with the SEC, the beneficial owner claims to have sole voting power with respect to 2,576,628 shares of Common Stock and sole dispositive power with respect to 2,625,108 shares of Common Stock.
54	2015 Proxy Statement | LifePoint Hospitals, Inc.

OWNERSHIP OF EQUITY SECURITIES OF THE COMPANY

Security Ownership of Management and Directors

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percent of Class

William F. Carpenter III	1,473,416	3.2%

David M. Dill	711,149	1.6

Leif M. Murphy	170,622	*

Paul D. Gilbert	72,954	*

John P. Bumpus	263,081	*

Gregory T. Bier	28,140(2)	*

Richard H. Evans	22,445(2)	*

DeWitt Ezell, Jr.	53,812(2)	*

Michael P. Haley	30,282(2)	*

Marguerite W. Kondracke	24,372(2)	*

John E. Maupin, Jr.	30,640(2)	*

Owen G. Shell, Jr.	34,473(2)	*

Reed V. Tuckson	6,027(2,3)	*

Directors and executive officers as a group (13 persons)	2,921,413	6.3%

*
Less than one percent.

(1)
The following amounts are included in the number of shares beneficially owned by an individual as reported in the table above:

Name	Shares Underlying Options(a)	Shares Owned Through Retirement Plan(b)	2012 Shares of Restricted Stock(c)

Carpenter	1,098,333	1,629	100,000

Dill	525,000	758	50,000

Murphy	149,998	—	20,000

Gilbert	52,666	288	20,000

Bumpus	163,000	851	17,000

(a)
In computing the number of shares beneficially owned by an individual and the percentage ownership of that individual, shares of Common Stock underlying options held by that individual that are currently exercisable, or will become exercisable within 60 days from December 31, 2014, are deemed outstanding.

(b)
The ownership given for each individual includes shares of Common Stock indirectly owned through the Retirement Plan.

(c)
The ownership for each individual also includes restricted stock awards granted on February 21, 2012 under the LTIP as set forth in the table below. These shares of restricted stock became unrestricted on February 21, 2015.
(2)
With the exception of Dr. Tuckson, the ownership for each individual includes 4,657 shares of restricted stock granted on June 6, 2012 under the Directors Plan. These shares became unrestricted on December 7, 2012 with a deferred settlement date on June 6, 2015.

With the exception of Dr. Tuckson, the ownership for each individual includes 3,416 RSUs granted on June 4, 2013 under the 2013 Plan. These RSUs became vested on December 5, 2013 with a deferred settlement date on June 4, 2016.

The ownership for each individual includes 2,727 RSUs granted on June 4, 2014 under the 2013 Plan. These RSUs became vested on December 5, 2014 with a deferred settlement date on June 4, 2017.

LifePoint Hospitals, Inc. | 2015 Proxy Statement	55

OWNERSHIP OF EQUITY SECURITIES OF THE COMPANY

  Further, the ownership for Dr. Maupin and Messrs. Evan and Shell includes deferred stock units, granted under the Directors Plan, payable in shares of Common Stock as follows:

Name	Deferred Stock Units

Evans	1,080

Maupin	3,884

Shell	5,301

(3)
The ownership for Dr. Tuckson includes 3,300 RSUs granted on April 16, 2014 under the 2013 Plan. These RSUs became vested on October 17, 2014 with a deferred settlement date on April 16, 2017.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company's executive officers, directors and persons who beneficially own more than ten percent (10%) of the Common Stock to file reports of ownership and changes in ownership with the SEC. Such executive officers, directors and beneficial owners are also required to furnish the Company with copies of all Section 16(a) reports they file. Based solely on a review of (1) the applicable filings, and any amendments thereto, made with the SEC and posted on its website and (2) written representations from the Company's executive officers and directors, the Company believes that all reports were filed in a timely manner during 2014.

All Section 16(a) reports are posted on the "Investor Relations — SEC Filings" section of the Company's website, www.lifepointhospitals.com, by the end of the business day after filing and remain accessible for at least 12 months.

56	2015 Proxy Statement | LifePoint Hospitals, Inc.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM (PROPOSAL 2)

PROPOSAL 2: RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit and Compliance Committee has selected Ernst & Young LLP as the Company's independent registered public accounting firm for 2015 and, as a matter of good corporate governance, the Board is requesting stockholders to ratify this selection. Ernst & Young LLP has audited the Company's financial statements since 1999 and is considered by management to be well qualified. If the selection of Ernst & Young LLP is not ratified by the stockholders, the selection of an independent registered public accounting firm will be determined by the Audit and Compliance Committee after careful consideration of any information submitted by the stockholders.

Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will have an opportunity to make any statement they consider appropriate and to respond to any appropriate stockholders' questions.

Fees and Services of the Independent Registered Public Accounting Firm

The following is a summary of services rendered by Ernst & Young LLP and the fees paid for such services during the last two fiscal years.

Audit Fees — Primarily for professional services rendered in connection with the audit of the Company's consolidated annual financial statements, audit of internal control over financial reporting (pursuant to §404 of Sarbanes-Oxley) and reviews of the interim condensed consolidated financial statements included in the Company's quarterly reports on Form 10-Q for the first three fiscal quarters of the fiscal years ended December 31, 2013 and 2014. The fees also include separate opinion audits of certain subsidiaries, as well as comfort letters and consents related to SEC filings.

Service	2014	2013

Audit Fees	$2,838,191	$2,113,297

Audit-Related Fees	50,000	50,000

Tax Fees	141,713	121,240

All Other Fees	—	25,926

Total	$3,029,904	$2,310,463

Audit-Related Fees — Primarily for consultation on accounting and reporting standards.

Tax Fees — For assistance with tax compliance regarding tax filings and other tax advice and consulting services.

All Other Fees — For consulting services rendered relating to a readiness assessment to determine whether the Company's electronic health records systems, processes and workflows are in place to meet the meaningful use criteria adopted by the Secretary of Health and Human Services.

The Audit and Compliance Committee considered and determined that the provision of non-audit services by Ernst & Young LLP during 2013 and 2014 was compatible with maintaining auditor independence. None of these services is of a type that is prohibited under the independent registered public accounting firm independence standards of the SEC.

Audit Committee Pre-Approval Policies and Procedures

The Audit and Compliance Committee has implemented procedures to ensure the pre-approval of all audit, audit-related, tax and other services performed by the Company's independent registered public accounting firm. These procedures require that the Audit and Compliance Committee approve all services prior to the commencement of work. Unless the specific service has been pre-approved with respect to that year, the Audit and Compliance Committee must approve the permitted service before the independent registered public accounting firm is engaged to perform it. The Audit and Compliance Committee has delegated to Mr. Bier, the Chair of the Audit and Compliance Committee, pre-approval authority with respect to audit or permitted non-audit services (in an amount not to exceed $50,000 in each instance) to be provided by Ernst & Young LLP, subject to ratification of such pre-approval by the Audit and Compliance Committee at its next scheduled meeting. On a quarterly basis, the Audit and Compliance Committee reviews a summary listing of all service fees, along with a reasonably detailed description of the nature of the engagement of Ernst & Young LLP. The Audit and Compliance Committee pre-approved in accordance with SEC rules all audit, audit-related, tax and other services performed by Ernst & Young LLP during 2014.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" PROPOSAL 2.

LifePoint Hospitals, Inc. | 2015 Proxy Statement	57

AUDIT AND COMPLIANCE COMMITTEE REPORT

AUDIT AND COMPLIANCE COMMITTEE REPORT

The Audit and Compliance Committee consists entirely of independent directors in accordance with the NASDAQ and SEC audit committee structure and membership requirements. The Audit and Compliance Committee has certain duties and powers as described in its written Charter adopted by the Board of Directors. A copy of this Charter is available under the "Investor Relations — Corporate Governance" section of the Company's website, www.LifePointHospitals.com.

In performing its functions, the Audit and Compliance Committee acts primarily in an oversight capacity. The Audit and Compliance Committee relies on the work and assurances of the Company's management, which has the primary responsibility for preparing financial statements and reports and implementing internal controls over financial reporting, and the work and assurances of the Company's independent registered public accounting firm, which reviews quarterly and audits annually the Company's financial statements. In addition, the Audit and Compliance Committee relies on the Company's independent registered public accounting firm to express an opinion on the conformity of the Company's annual financial statements to generally accepted accounting principles and to attest management's assessment of the effectiveness of internal controls over financial reporting.

The Audit and Compliance Committee selected Ernst & Young LLP (EY) as the Company's independent registered public accounting firm for 2014. This selection was subsequently approved by the Board of Directors and was ratified by the Company's stockholders at the annual meeting of stockholders held on June 3, 2014.

The Audit and Compliance Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2014 with the Company's management and EY. The Audit and Compliance Committee has also discussed with EY the matters required to be discussed by Public Company Accounting Oversight Board Auditing Standard No. 16, "Communications with Audit Committees," as amended.

The Audit and Compliance Committee has also received and reviewed the written disclosures and the letter from EY required by applicable requirements of the Public Company Accounting Oversight Board regarding EY's communications with the Audit and Compliance Committee concerning independence, and has discussed with EY their independence.

The Audit and Compliance Committee discussed with the Company's internal audit and compliance officers and EY the overall scope and plans for their respective audits. The Audit and Compliance Committee met with the internal audit and compliance officers and EY with and without members of management present to discuss the results of their examinations, their evaluation of the Company's internal controls and the overall quality of the Company's financial reporting and compliance program.

In reliance on these reviews and discussions, and the report of EY, the Audit and Compliance Committee recommended to the Board of Directors, and the Board of Directors determined, that the audited financial statements be included for filing with the SEC in the 2014 Annual Report on Form 10-K.

AUDIT AND COMPLIANCE COMMITTEE

Gregory T. Bier, Chair
Richard H. Evans
DeWitt Ezell, Jr.
Michael P. Haley
Marguerite W. Kondracke
John E. Maupin, Jr.
Owen G. Shell, Jr.
Reed V. Tuckson

Dated: April 15, 2015

58	2015 Proxy Statement | LifePoint Hospitals, Inc.

ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION (PROPOSAL 3)

PROPOSAL 3: ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

The Company is asking its stockholders to indicate their support for the compensation of the NEOs disclosed in this Proxy Statement. This proposal, commonly known as a "say-on-pay" proposal, gives stockholders the opportunity to express their views on NEO compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of the NEOs and the philosophy, policies and practices described in this Proxy Statement. Because your vote is advisory, it will not be binding on the Board of Directors or the Compensation Committee; however, the Compensation Committee will review the voting results and take them into consideration when making future decisions regarding executive compensation.

Most Recent Say-on-Pay Vote Results

At our Annual Meeting of Stockholders in June 2014 our stockholders expressed their strong support for our executive compensation program with 96% of the votes cast in favor of our "say-on-pay" proposal. We believe this was a direct result of the extensive stockholder outreach effort that the Company undertook following the 2013 vote and the subsequent changes made to the Company's executive compensation program. Consistent with the Company's pay-for-performance approach, the Compensation Committee has continued to examine our executive compensation program to ensure alignment between the interests of our executives and our stockholders.

Performance and Pay Alignment

We tie pay to performance. The great majority of executive pay is not guaranteed. A large percentage of the total direct compensation (base salary, annual cash incentive award and long-term incentive award) is performance-based and must be earned on the basis of Company and individual performance, including stock price performance. As previously discussed in this Proxy Statement, approximately 91% of the CEO's total direct compensation and an average of approximately 87% of the total average direct compensation of the other NEOs is performance-based. Further explanation of our performance and pay alignment can be found in the Compensation Discussion and Analysis that begins on page 31, which includes a summary of our 2014 business highlights as well as information regarding our performance over the past three years. The Company met or exceeded the targets set for each of our 2014 Performance Criteria. As a result, our annual cash incentive award payouts were above target for 2014.

Compensation Program

The Company's compensation of its NEOs plays a material role in its ability to attract and retain a highly experienced team of executives. Our Board of Directors and NEOs strive to balance near-term results with long-term stockholder value, which is reflected in our NEO compensation program. In addition to being performance-based, our NEO compensation program is designed to facilitate good corporate governance.

The Compensation Discussion and Analysis portion of this Proxy Statement contains a detailed description of our executive compensation philosophy and program, the compensation decisions the Compensation Committee has made, and the factors considered in making those decisions. The Compensation Committee believes that the NEO compensation program is structured in a manner that strongly supports the Company and its business objectives and is deserving of stockholder support.

Accordingly, the Company is asking its stockholders to vote "FOR" the following resolution:

  RESOLVED, that the Company's stockholders approve, on an advisory basis, the compensation of the Named Executive Officers, as disclosed in the Company's Proxy Statement for the 2015 annual meeting of stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and disclosure.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR"
THE RESOLUTION TO APPROVE, ON AN ADVISORY BASIS, THE COMPENSATION OF THE COMPANY'S
NAMED EXECUTIVE OFFICERS.

LifePoint Hospitals, Inc. | 2015 Proxy Statement	59

AMENDMENT TO THE COMPANY'S 2013 LONG-TERM INCENTIVE PLAN (PROPOSAL 4)

PROPOSAL 4: AMENDMENT TO THE COMPANY'S 2013 LONG-TERM INCENTIVE PLAN

The Board of Directors adopted, subject to approval of the Company's stockholders, an amendment (the "Amendment") to the Company's 2013 Long-Term Incentive Plan, or the 2013 Plan. If approved, the Amendment will add 3,368,611 shares to the total number of authorized shares of Common Stock reserved for issuance in accordance with the 2013 Plan. This would increase the number of shares not subject to outstanding awards and available for future grants as of the effective date of the Amendment from 281,389 shares as of April 10, 2015 to 3,650,000. The full text of the Amendment is attached as Appendix A, and the full text of the 2013 Plan in effect on the date hereof may be found in our 2013 Proxy Statement under the "Investor Relations — Proxy Statements & Annual Reports" section of the Company's website at www.LifePointHospitals.com. The following description of the 2013 Plan is qualified in its entirety by the text of the 2013 Plan and the Amendment.

Required Vote

The Amendment will become effective upon the affirmative vote of a majority of the shares present in person or by proxy at the Annual Meeting and entitled to vote.

Explanation of the Amendment

As of April 10, 2015, of the 3,600,000 shares of Common Stock initially reserved for issuance pursuant to the 2013 Plan and approved by the Company's stockholders, approximately 281,389 shares are not subject to outstanding awards and are available for future grants under the 2013 Plan. The Amendment would add 3,368,611 shares of Common Stock to the 281,389 shares currently not subject to outstanding awards pursuant to the 2013 Plan. As a result the number of shares not subject to outstanding awards and available for future grants as of the effective date of the Amendment will be 3,650,000 shares. The aggregate number of shares reserved for issuance under the 2013 Plan will have increased from 3,600,000 shares to 6,968,611 shares. The purpose of the Amendment is to increase the number of shares of Common Stock available under the Plan so that the Company can effectively use the 2013 Plan going forward in attracting, motivating, retaining and rewarding talented employees, non-employee directors, consultants and other persons who provide services to the Company or its related entities. Based on projected share needs to execute the Company's long-term incentive program moving forward, the Amendment is anticipated to provide the 2013 Plan with enough shares for the next two to three years.

General Description of the 2013 Plan

The 2013 Plan is administered by the Compensation Committee of the Board of Directors. As of April 10, 2015, options to purchase 3,823,536 shares of Common Stock were outstanding under all equity incentive plans of the Company, with a weighted-average exercise price of $46.30 and a weighted-average remaining term of 7.2 years. Also, 995,139 shares subject to awards of restricted stock units are outstanding under all equity incentive plans of the Company. The closing price of our Common Stock on NASDAQ on April 10, 2015 was $74.96 per share.

Types of Awards

Under the 2013 Plan, the Committee may grant a variety of equity-based awards, including restricted stock, restricted stock units, options to purchase common stock, stock appreciation rights ("SARs"),

performance awards, dividend equivalents, and other equity-based awards (collectively, "Awards"). Awards other than options and SARs are considered "full-value awards." Restricted stock awards are awards of Common Stock which may not be sold or disposed of, and which are subject to forfeiture and other restrictions as the Committee may impose, including time or performance restrictions or both. Restricted stock units confer upon a participant the right to receive shares of Common Stock or cash in an amount based on the fair market value of the specified number of shares covered by the RSUs at the end of a specified deferral period, subject to such risks of forfeiture and other restrictions as the Committee may impose. Options entitle the holder to purchase Common Stock at a specified exercise price and after the performance of certain periods of service, and may be issued in the form of

60	2015 Proxy Statement | LifePoint Hospitals, Inc.

AMENDMENT TO THE COMPANY'S 2013 LONG-TERM INCENTIVE PLAN (PROPOSAL 4)

"incentive stock options," as defined in Section 422 of the Internal Revenue Code, or as options that are not so qualified. SARs entitle the participant to receive the amount by which the fair market value of a share of Common Stock on the date of exercise exceeds the grant price of the SAR. Dividend equivalents confer on participants the right to receive, currently or on a deferred basis, cash, shares of Common Stock, other awards or other property equal in value to dividends paid on a specific number of shares of Common Stock or other periodic payments. Dividend equivalents may only be granted in connection with another award, other than an option or stock appreciation right. Performance awards, and any associated dividend equivalents, are conditioned on the achievement of specified performance goals established by the Committee within a specified period, and may be settled by delivery of cash, shares of Common Stock or other property, or any combination thereof, as determined by the Committee.

Eligibility

All Company employees and, in the case of awards other than incentive stock options, any non-employee Directors, consultants, and other individuals providing services to the Company or related entity are eligible to participate in the 2013 Plan. Eligibility with respect to any individual is determined from time to time in the sole discretion of the Committee. Approximately 60 employees received an annual Award under the 2013 Plan in 2014.

Shares Available for Awards; Annual Per-Person Limitations

The number of shares of Common Stock available for issuance pursuant to awards granted under the 2013 Plan on or after the effective date of the Amendment will be 3,650,000 shares, consisting of 281,389 shares previously authorized for issuance under the 2013 Plan and not subject to outstanding awards as of April 10, 2015, and 3,368,611 new shares added per the Amendment. The aggregate number of shares reserved for issuance under the 2013 Plan on and after the effective date of the Amendment will be 6,968,611, consisting of the 3,600,000 shares of Common Stock previously reserved and the 3,368,611 shares authorized by the Amendment. The 2013 Plan has a fungible plan design so that each share subject to any full-value award counts against the shares available under the 2013 Plan as though 2.09 shares of our Common

Stock had been awarded, and each share subject to any option or SAR counts as 1.00 share against the available share pool. Shares subject to awards granted under the 2013 Plan may be returned to the available share pool if the awards are forfeited, unearned, undelivered, or, for awards other than stock appreciation rights, settled in cash. If such shares are returned, the number of shares originally counted against the available share pool at the time of grant will be returned to the pool (i.e., eligible options will be added back as 1.00 share; eligible full-value awards added back will count as 2.09 shares).

The 2013 Plan imposes an annual limit of 1,000,000 shares on the number of shares that may be granted per person as options or SARs, or as other Awards intended to qualify as "performance-based compensation" under Section 162(m) of the Tax Code. The 2013 Plan also limits the maximum amount that may be paid out to any one participant per year as performance units that are intended to qualify as "performance-based compensation" under Section 162(m) of the Tax Code for any 12-month performance period to $5,000,000. For any performance period that is more than 12 months, the limit is $5,000,000 multiplied by the number of full or partial 12-month periods that are in the performance period.

Administration

The 2013 Plan is administered by the Compensation Committee of the Board of Directors. The Committee is authorized to select eligible persons to receive awards, grant awards, determine the type, number and other terms and conditions of, and all other matters relating to, awards, prescribe award agreements (which need not be identical for each participant), and the rules and regulations for the administration of the 2013 Plan, construe and interpret the 2013 Plan and award agreements, correct defects, supply omissions or reconcile inconsistencies, and make all other decisions and determinations as the Committee may deem necessary or advisable for the administration of the 2013 Plan.

The number of shares of Common Stock available for grant under the 2013 Plan, the individual limitations discussed above, and the number of shares subject to outstanding Awards are subject to adjustment by the Committee in the event of any stock split, stock dividend, recapitalization, or other similar action where adjustment is appropriate. The

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AMENDMENT TO THE COMPANY'S 2013 LONG-TERM INCENTIVE PLAN (PROPOSAL 4)

Committee is also authorized to make adjustments in the terms and conditions of Awards, including any time-based or performance-based vesting requirements, in recognition of unusual or nonrecurring events; in response to changes in applicable laws, regulations, accounting principles, tax rates and regulations or business conditions; or in any other circumstances deemed relevant, including a change in control of the Company.

However, the Committee may not make any adjustment if doing so would cause any award granted to participants designated by the Committee as "covered employees" and intended to qualify as "performance-based compensation" under Section 162(m) of the Tax Code to otherwise fail to qualify as "performance-based compensation." The Committee is also prohibited from lowering the exercise or grant price per share of an option or SAR after it is granted; cancelling an option or SAR when the exercise or grant price per share exceeds the fair market value of the underlying shares in exchange for cash or another award (other than in connection with substitute awards); or taking any other action with respect to an option or SAR award that may be treated as a "repricing" pursuant to the applicable rules of the stock exchange or quotation system on which shares of our Common Stock are listed or quoted.

Performance Awards

Certain objective business criteria may be used by the Committee in establishing performance goals for Awards intended to satisfy the requirements under Section 162(m) of the Tax Code so that they qualify as "performance-based compensation" and are fully deductible by the Company. Such performance goals will be based on one or more of the following business criteria:

•
earnings per share;

•
revenues or margins;

•
cash flow (including operating cash flow, free cash flow, discounted return on investment and cash flow in excess of cost of capital);

•
operating margin;

•
return on assets, sales, investment, capital, or equity;

•
economic value added;

•
direct contribution;
•
net income; pretax earnings; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; earnings after interest expense and before extraordinary or special items; operating income or income from operations; income before interest income or expense, unusual items and income taxes, local, state or federal and excluding budgeted and actual bonuses which might be paid under any ongoing bonus plans of the Company;

•
working capital;

•
management of fixed costs or variable costs;

•
identification or consummation of investment opportunities or completion of specified projects in accordance with corporate business plans, including strategic mergers, acquisitions or divestitures;

•
total stockholder return;

•
debt reduction;

•
market share;

•
entry into new markets, either geographically or by business unit;

•
customer retention and satisfaction;

•
strategic plan development and implementation, including turnaround plans; and/or

•
the fair market value of a share of Common Stock.

Any of the above goals may be determined on an absolute or relative basis or as compared to the performance of a published or special index deemed applicable by the Committee including, but not limited to, the Standard & Poor's 500 Stock Index or a group of companies that are comparable to the Company. After the end of each performance period, the Committee will determine and certify whether the performance goals have been achieved.

Other Stock-Based Awards and Awards in Lieu of Cash Obligations

The Committee is also authorized to grant awards that are denominated or payable in, valued by reference to, or otherwise based on or related to shares of Common Stock, including grants of shares of Common Stock as a bonus free of restrictions. The Committee is also authorized to grant shares of Common Stock or other awards in lieu of Company obligations to pay cash under the 2013 Plan or

62	2015 Proxy Statement | LifePoint Hospitals, Inc.

AMENDMENT TO THE COMPANY'S 2013 LONG-TERM INCENTIVE PLAN (PROPOSAL 4)

other plans or compensatory arrangements. This includes allowing non-employee directors to elect to receive an RSU award in lieu of receiving all or a portion of the annual cash retainer otherwise payable to the non-employee director.

Terms and Restrictions

Awards may be settled in the form of cash, shares of Common Stock, other awards or other property, in the discretion of the Committee. The exercise price per share subject to an option and the grant price of a SAR are determined by the Committee, provided that the exercise price per share of an option and the grant price per share of a SAR will be no less than 100% of the fair market value of a share of Common Stock on the date an option or SAR is granted. The maximum term of options may not exceed ten years from the date of grant. Incentive stock options granted to any 10% stockholder are subject to additional limitations. The exercise price of options awarded under the 2013 Plan may be paid in cash, shares, other awards or other property (including loans to participants).

Amendment and Termination

The Board of Directors may amend, alter, suspend, discontinue or terminate the 2013 Plan or the Committee's authority to grant awards at any time. However, stockholder approval must be obtained for any amendment or alteration if such approval is required by law or regulation or under the rules of any stock exchange or quotation system on which shares of Common Stock are then listed or quoted.

Except as otherwise permitted by the 2013 Plan or an award agreement, no Board of Directors action may materially and adversely affect the rights of a participant under the terms of any previously granted and outstanding award without the consent of an affected participant.

Federal Income Tax Consequences of Awards

General Income Tax Consequences

Tax consequences to the Company and to participants will vary with the type of award. Generally, a participant will not recognize income, and the Company is not entitled to take a deduction, upon the grant of an award under the 2013 Plan. Any participant who exercises incentive stock options will not recognize income upon exercise. However, the exercise of an incentive stock option does give rise to a preference under the alternative minimum tax rules. Provided that the participant holds the stock for at least two years after the incentive stock option is granted and one year after the date of exercise, the individual will be subject to capital gains tax on the difference between the price paid to exercise the incentive stock option and the fair market value of the Common Stock at the time it is sold. However, if the stock is sold before the end of the holding period for incentive stock options, the sale is treated as a "disqualifying disposition", and the individual is taxed at ordinary income rates on the difference between the exercise price of the option and the fair market value of Common Stock at the time of exercise of the incentive stock option.

A participant will be taxed at the time he or she exercises a nonqualified option on the difference between the exercise price and the fair market value of Common Stock at the time of exercise. This difference is taxed as ordinary compensation income. The participant's tax basis in Common Stock acquired through a nonqualified option is the exercise price plus the amount of taxable income that is recognized. Any subsequent gain or loss on the sale of Common Stock acquired through a nonqualified option is subject to capital gains tax treatment. Reduced capital gains rates apply if the stock is held for at least 12 months after exercise. Similar capital gains rules apply to a disqualifying disposition of stock acquired through an incentive stock option.

For awards of restricted stock, the recipient recognizes ordinary income on the fair market value of the Common Stock under the award at the time the awards become "vested" or is no longer subject to a substantial risk of forfeiture. For awards of RSUs, performance shares and performance units, the recipient recognizes ordinary income on the cash or the fair market value of the Common Stock delivered under the award at the time the payment of cash or the delivery of shares is actually made. The 2013 Plan is not qualified under the provisions of section 401(a) of the Tax Code and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974.

Section 162 Limitations

Section 162(m) of the Tax Code generally disallows a public company's tax deduction for compensation to covered employees in excess of $1.0 million in any tax year. Compensation that qualifies as "performance-based compensation" is excluded

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AMENDMENT TO THE COMPANY'S 2013 LONG-TERM INCENTIVE PLAN (PROPOSAL 4)

from the $1.0 million deductibility cap, and therefore remains fully deductible by the company that pays it. We intend that awards granted to participants under the 2013 Plan whom the Committee expects to be covered employees at the time a deduction arises in connection with the awards, may, if and to the extent so intended by the Committee, be granted in a manner that will qualify as such "performance-based compensation," so that the awards would not be subject to the Section 162(m) of the Tax Code deductibility cap of $1.0 million. However, the Committee may, in its discretion, grant awards that are not intended to be exempt from the deduction limitations imposed by Section 162(m) of the Tax Code. In addition, future changes in Section 162(m) of the Tax Code or the regulations thereunder may adversely affect our ability to ensure that awards under the 2013 Plan will qualify as "performance-based compensation" that are fully deductible by the Company under Section 162(m) of the Tax Code.

Section 409A of the Tax Code

The 2013 Plan is intended to comply with Section 409A of the Tax Code to the extent that such section would apply to any award under the 2013 Plan. Section 409A of the Tax Code governs the taxation of deferred compensation. Any participant that is granted an award that is deemed to be deferred compensation, such as a grant of RSUs that does not qualify for an exemption from Section 409A of the Tax Code, and does not comply with Section 409A of the Tax Code, could be subject to taxation on the award as soon as the award is no longer subject to a substantial risk of forfeiture and an additional 20% tax (and a further additional tax based upon an amount of interest determined under Section 409A of the Tax Code) on the value of the award.

The information set forth above is a summary only and does not purport to be complete. In addition, the information is based upon current federal income tax rules and therefore is subject to change when those rules change.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" PROPOSAL 4.

64	2015 Proxy Statement | LifePoint Hospitals, Inc.

ADDITIONAL INFORMATION

ADDITIONAL INFORMATION

Stockholder Proposals for Inclusion in the 2016 Proxy Statement

To be considered for inclusion in next year's proxy statement, stockholder proposals, submitted in accordance with SEC Rule 14a-8, must be received at the Company's corporate offices no later than December 24, 2015 for the Company to consider it for inclusion in the proxy statement for the 2016 annual meeting of stockholders. Proposals should be addressed to the Corporate Secretary, LifePoint Hospitals, Inc., 330 Seven Springs Way, Brentwood, Tennessee 37027.

Other Stockholder Proposals for Presentation at the 2016 Annual Meeting

The Company's By-Laws require that any stockholder proposal that is not submitted for inclusion in next year's proxy statement under SEC Rule 14a-8, but is instead sought to be presented directly at the 2016 annual meeting of stockholders, must be received at the Company's corporate offices not less than 90 days prior to the first anniversary of the Annual Meeting. As a result, proposals submitted pursuant to these provisions of the By-Laws, including director nominations, must be received no later than the close of business on March 4, 2016. Proposals should be addressed to the Corporate Secretary, LifePoint Hospitals, Inc., 330 Seven Springs Way, Brentwood, Tennessee 37027 and include the information set forth in the By-Laws, which are available under the "Investor Relations — Corporate Governance" section of the Company's website at www.LifePointHospitals.com. SEC rules permit management to vote proxies in its discretion if the stockholder does not comply with this deadline, and in certain other cases notwithstanding the stockholder's compliance with this deadline.

Stockholder Communication with the Board of Directors

Stockholders and other interested parties may communicate with any of the independent directors, including Board committee chairs and the Lead Director, by using the following address:

    LifePoint Hospitals, Inc.
    Board of Directors
    c/o Corporate Secretary
    330 Seven Springs Way
    Brentwood, Tennessee 37027

All written communications received in such manner will be forwarded to the members of the Board of Directors to whom the communication is directed or, if the communication is not directed to any particular member(s) of the Board of Directors, the communication will be forwarded to all members of the Board of Directors.

Voting Securities

You are entitled to vote if you were a stockholder of record as of the close of business on April 10, 2015. On such date, there were 44,305,383 shares of Common Stock outstanding.

Vote Required for Election, Ratification and Approval

Election of Directors (Proposal 1):

If a quorum is present, directors are elected by a plurality of the votes cast by the shares of Common Stock entitled to vote at the Annual Meeting. The Company's Amended and Restated Certificate of Incorporation does not provide for cumulative voting and, accordingly, the stockholders do not have cumulative voting rights with respect to the election of directors. Consequently, each stockholder may cast one vote per share of Common Stock held of record with respect to each nominee. Unless a proxy specifies otherwise, the persons named in the proxy will vote the shares covered thereby FOR the nominees designated by the Board of Directors. Should any nominee become unavailable for election, an event not now anticipated, shares covered by a proxy will be voted

LifePoint Hospitals, Inc. | 2015 Proxy Statement	65

ADDITIONAL INFORMATION

for a substitute nominee recommended by the Corporate Governance and Nominating Committee and selected by the current Board of Directors.

Ratification of the Selection of the Independent Registered Public Accounting Firm (Proposal 2):

Stockholder ratification of the Audit and Compliance Committee's selection of Ernst & Young LLP as the Company's independent registered public accounting firm is not required by the By-Laws or otherwise; however, the Board of Directors has elected to submit the selection of Ernst & Young LLP to the Company's stockholders for ratification. If a quorum is present, approval of this proposal requires the affirmative vote of a majority of the shares of Common Stock present, in person or represented by proxy, at the Annual Meeting and entitled to vote.

Say on Pay (Proposal 3):

With respect to Proposal 3, if a quorum is present, approval of the resolution to approve, on an advisory basis, the compensation of the NEOs requires the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote.

Approval of Amendment to the Company's 2013 Long-Term Incentive Plan (Proposal 4):

Proposal 4 will become effective upon the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote.

Abstentions and Broker Non-Votes:

If your shares are represented at the Annual Meeting, in person or by proxy, but you abstain from voting on a matter, or include instructions in your proxy to abstain from voting on a matter, your shares will be counted for the purpose of determining if a quorum is present. If you abstain from voting on Proposal 1, your abstention will have no effect on the outcome. Abstentions with respect to Proposals 2, 3 and 4 will have the same effect as a vote against such proposals.

If your broker holds your shares in its name, the broker is permitted to vote your shares on Proposal 2, even if it does not receive voting instructions from you. Proposals 1, 3 and 4 are "non-discretionary," meaning that brokers who hold shares for the accounts of their clients and who have not received instructions from their clients do not have discretion to vote on these proposals. When a broker votes a client's shares on some but not all of the proposals at the Annual Meeting, the missing votes are referred to as "broker non-votes." Those shares that are the subject of "broker non-votes" will be included in determining the presence of a quorum at the Annual Meeting but are not considered "present" for purposes of voting on the non-discretionary items and will therefore have no impact on the vote.

Manner for Voting Proxies

Each share of Common Stock represented at the Annual Meeting is entitled to one vote on each matter properly brought before the meeting. All shares entitled to vote and represented by properly completed and delivered proxies received by phone, by Internet or by mail before the polls are closed at the Annual Meeting, and not revoked or superseded, will be voted at the Annual Meeting in accordance with the instructions indicated by those proxies.

We are not aware of any business to be conducted at the Annual Meeting other than the matters described in this Proxy Statement. If any other business is properly brought before the meeting, your proxy gives authority to Paul D. Gilbert, the Company's Executive Vice President and Chief Legal Officer and Christy S. Green, the Company's Vice President, Associate General Counsel and Corporate Secretary, or either of them, with full power of substitution, to vote on such matters at their discretion. All such other matters properly brought before the meeting shall be approved upon the affirmative vote of a majority of the shares of Common Stock entitled to vote at the Annual Meeting.

66	2015 Proxy Statement | LifePoint Hospitals, Inc.

ADDITIONAL INFORMATION

Solicitation of Proxies

The Company will pay all expenses of the Annual Meeting that it incurs, including any cost for mailing the Notices of Internet Availability, mailing printed proxy materials upon request, and the solicitation of proxies. The directors, officers and employees of the Company may also solicit proxies by personal interview, mail, e-mail, telephone, facsimile or other electronic means. They will not be paid additional remuneration for their efforts.

The Company also has retained Georgeson Inc. ("Georgeson") to assist in the solicitation of proxies. The Company expects to pay Georgeson a fee of $20,000 for its services and will reimburse Georgeson for reasonable out-of-pocket expenses. The Company may reimburse persons holding shares in their names for others, or holding shares for others who have the right to give voting instructions, such as brokers, banks, fiduciaries and nominees, for such persons' reasonable expenses in forwarding the Notice of Internet Availability and, if specifically requested, printed proxy materials to their principals and will pay Georgeson a service fee for coordinating with such parties on the Company's behalf.

Requesting Copies of the 2014 Annual Report on Form 10-K

A copy of Proxy Statement is available on the Internet as indicated on the Notice of Internet Availability of Proxy Materials ("Notice of Internet Availability"). Additionally, upon the written request of any stockholder entitled to vote at the Annual Meeting, the Company will furnish, without charge, a copy of the 2014 Annual Report on Form 10-K filed with the SEC. Such requests should be directed to Investor Relations, LifePoint Hospitals, Inc., 330 Seven Springs Way, Brentwood, Tennessee 37027, (615) 920-7000. The 2014 Annual Report on Form 10-K is also available on the "Investor Relations — SEC Filings" section of the Company's website at www.LifePointHospitals.com. The Company's 2014 Annual Report on Form 10-K is not proxy soliciting material.

Delivery of Documents to Stockholders Sharing an Address

Householding is a program adopted by the SEC that permits companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for annual reports, proxy statements and the Notices of Internet Availability sent to multiple stockholders of record who have the same address by delivering a single annual report, proxy statement or Notice of Internet Availability of proxy materials to that address. Householding is designed to reduce a company's printing costs and postage fees. Brokers with account holders who are stockholders of the Company may be householding the Company's proxy materials. If your household participates in the householding program, you will receive one Notice of Internet Availability. If you are a beneficial holder, you can request information about householding from your broker, bank or other nominee.

If you receive more than one Notice of Internet Availability, this means that you have multiple accounts holding the Common Stock with brokers and/or the Company's transfer agent. Please vote all of your shares by following the instructions included on each Notice of Internet Availability. Additionally, to avoid receiving multiple sets of proxy materials in the future, the Company recommends that you contact Broadridge Financial Services, Inc. at www.proxyvote.com or (800) 579-1639 to consolidate as many accounts as possible under the same name and address. If you are a beneficial holder, please call your broker for instructions.

Electronic Access to Proxy Statement and Annual Report to Stockholders

The Company has elected to provide its Proxy Statement and Annual Report to Stockholders over the Internet through a "notice and access" model. The Notice of Internet Availability provides instructions on how you may access this Proxy Statement and the Annual Report to Stockholders on the Internet at www.proxyvote.com or request a printed copy at no charge. In addition, the Notice of Internet Availability provides instructions on how you may request to receive, at no charge, all future proxy materials in printed form by mail or electronically by email. Your election to receive proxy materials by mail or email will remain in effect until you revoke it. Choosing to receive future proxy materials by email will save the Company the cost of printing and mailing documents to stockholders and will reduce the impact of its annual meetings on the environment.

LifePoint Hospitals, Inc. | 2015 Proxy Statement	67

APPENDIX A

 AMENDMENT TO THE LIFEPOINT HOSPITALS, INC.
2013 LONG-TERM INCENTIVE PLAN

              THIS AMENDMENT to the LifePoint Hospitals, Inc. 2013 Long-Term Incentive Plan (the "Plan") is effective as of the 2nd day of June, 2015.

              WHEREAS, LifePoint Hospitals, Inc. (the "Company") established the Plan to motivate, retain, and reward high-quality service providers by enabling them to acquire or increase a proprietary interest in the Company through stock ownership and other rights;

              WHEREAS, Section 10(e) of the Plan provides that the Board of Directors of the Company may amend the Plan; and

              WHEREAS, the Board of Directors of the Company desires to amend the Plan to increase the number of shares of the Company's stock that are authorized for issuance pursuant to awards granted under the Plan by 3,368,611 shares, resulting in a total of 6,968,611 shares authorized and reserved for issuance under the Plan;

              NOW, THEREFORE, the Plan is hereby amended as follows:

I.            By replacing Section 4(a) in its entirety as follows:

              (a)            Limitation on Overall Number of Shares Available for Delivery Under Plan.    Subject to adjustment as provided in Section 10(c) hereof, the total aggregate number of Shares authorized and reserved for delivery under the Plan shall be six million nine hundred sixty-eight thousand six hundred eleven (6,968,611), consisting of three million six hundred thousand (3,600,000) Shares initially reserved when the Plan was adopted and three million three hundred sixty-eight thousand six hundred eleven (3,368,611) Shares added by amendment effective June 2, 2015. Any Shares delivered under the Plan may consist, in whole or in part, of authorized and unissued shares or treasury shares; provided, however, that any Shares that are subject to Awards of Options or Stock Appreciation Rights shall be counted against this limit as one (1) Share for every one (1) Share granted. Any Shares that are subject to Awards other than Options or Stock Appreciation Rights shall be counted against this limit as two and 09/100 (2.09) Shares for every one (1) Share granted.

II.           By replacing Section 4(c)(iv) in its entirety as follows:

              (iv)         Notwithstanding anything in this Section 4(c) to the contrary but subject to adjustment as provided in Section 10(c) hereof, the maximum aggregate number of Shares that may be delivered under the Plan as a result of the exercise of Incentive Stock Options shall be six million nine hundred sixty-eight thousand six hundred eleven (6,968,611) Shares. In no event shall any Incentive Stock Options be granted under the Plan after the tenth anniversary of the date on which the Board adopts the Plan.

              Except as otherwise set forth herein, all other terms and provisions of the Plan shall remain in full force and effect.

              IN WITNESS WHEREOF, the undersigned officer of the Company has executed this Amendment on the date first written above.

LIFEPOINT HOSPITALS, INC.
By:
Name:
Title:
LifePoint Hospitals, Inc. | 2015 Proxy Statement	A- 1

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. M92242-P64449 ! ! ! ! ! ! ! ! ! ! ! ! For All Withhold All For All Except To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. LIFEPOINT HOSPITALS, INC. 330 SEVEN SPRINGS WAY BRENTWOOD, TN 37027 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by LifePoint Hospitals, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy/voting instruction cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy/voting instruction card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. LIFEPOINT HOSPITALS, INC. 01) Marguerite W. Kondracke 02) John E. Maupin, Jr. 03) Marilyn B. Tavenner 2. Ratification of the selection of Ernst & Young LLP as the Company's independent registered public accounting firm for 2015. NOTE: In their discretion, the proxies named on the reverse side of this proxy/voting instruction card may vote upon such other matters as may properly come before the Annual Meeting or any adjournment thereof. If you are a participant in the LifePoint Hospitals, Inc. Retirement Plan, the trustee named on the reverse side of this proxy/voting instruction card may vote upon such other matters as may properly come before the Annual Meeting or any adjournment thereof. 1. Election of Directors The Board of Directors recommends you vote FOR the following proposals: 3. Advisory vote to approve the compensation of the Company's named executive officers as presented in the proxy statement. 4. Approval of an amendment to the Company's 2013 Long-Term Incentive Plan. The Board of Directors recommends you vote FOR the following: Nominees: Please sign exactly as your name appears on this proxy/voting instruction card. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign full corporate name by the President or other authorized officer. If a partnership, please sign in partnership name by authorized person. For Against Abstain

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement is available at www.proxyvote.com. YOUR VOTE IS IMPORTANT! If you do not plan to vote by telephone or Internet, please sign and date this proxy card and return it promptly in the enclosed postage-paid envelope so that the shares may be represented at the Annual Meeting. This Proxy/Voting Instruction is solicited on behalf of the company's Board of Directors LIFEPOINT HOSPITALS, INC. ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 2, 2015 The undersigned hereby authorizes and appoints Paul D. Gilbert and Christy S. Green, or either of them, with power of substitution, as proxies to vote all shares of Common Stock of LifePoint Hospitals, Inc. (the "Company") owned by the undersigned at the Annual Meeting of Stockholders to be held at the LifePoint Hospital Support Center, 330 Seven Springs Way, Brentwood, Tennessee 37027, at 3:00 p.m. Central Daylight Time on June 2, 2015, and any adjournment thereof, as indicated on the reverse side of this proxy/voting instruction card. The undersigned, if a participant in the LifePoint Hospitals, Inc. Retirement Plan, hereby instructs Argent Trust, the trustee (the "Trustee") of the Trust Fund under the LifePoint Hospitals, Inc. Retirement Plan, to vote all of the shares of Common Stock of the Company allocated to the undersigned's Plan account as specified on the reverse side of the proxy/voting instruction card at the Annual Meeting of Stockholders to be held on June 2, 2015. This proxy/voting instruction, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. A vote against any of the proposals will not count as a vote for adjournment of the Annual Meeting. If no direction is made, this proxy will be voted FOR the election of directors, FOR ratification of the selection of the independent registered public accounting firm, FOR the approval, on an advisory basis, of the compensation of the company's named executive officers, and FOR the approval of an amendment to the company's 2013 long-Term Incentive Plan. THIS PROXY/VOTING INSTRUCTION MUST BE DATED AND SIGNED ON THE REVERSE SIDE M92243-P64449